LEASE AGREEMENT BETWEEN

WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC,
AS LANDLORD

AND

DICERNA PHARMACEUTICALS, INC.,
AS TENANT

DATED
AUGUST 26, 2019

PEARL EAST
4949 PEARL EAST CIRCLE
BOULDER, COLORADO 80301

DMWEST #36871000 v9

BASIC LEASE INFORMATION

Lease Date:	August 26, 2019
Landlord:	WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, a Delaware limited liability company
Tenant:	DICERNA PHARMACEUTICALS, INC., a Delaware corporation
Premises:
Suite No. 100, containing 15,781 rentable square feet, in the building whose street address is 4949 Pearl East Circle, Boulder, Colorado 80301 (the “Building”). The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Project is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operations thereof. The term “Complex” shall collectively refer to the complex commonly known as Pearl East comprised of the buildings, including the Building, whose street addresses are 4780, 4840, 4845, 4875, 4888, 4900, 4909, 4940, 4949, 4990 and 4999 Pearl East Circle, Boulder, Colorado 80301, together with the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operations thereof.

Term:
87 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 87th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (a) the date on which Landlord delivers the Premises to Tenant with the Work (as defined in Exhibit D hereto) in the Premises Substantially Completed (as defined in Exhibit D hereto), or (a) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Basic Rent:	Subject to the abatement of Basic Rent provided below, Basic Rent shall be the following amounts for the following periods of time:
	Lease Months	Annual Basic Rent Rate Per Rentable Square Foot in the Premises	Monthly Basic Rent
	1 ‑ 12	$23.50	$30,904.46
	13 ‑ 24	$24.21	$31,838.17
	25 ‑ 36	$24.93	$32,785.03
	37 ‑ 48	$25.68	$33,771.34
	49 ‑ 60	$26.45	$34,783.95
	61 ‑ 72	$27.24	$35,822.87
	73 ‑ 84	$28.06	$36,901.24
	85 ‑ 87	$28.90	$38,005.91

Basic Rent shall be abated (i) with respect to the entire Premises (i.e., $30,904.46 in Basic Rent per month) during the first three months of the Term, e.g., if the Commencement Date is December 15, 2019, Basic Rent with respect to the entire Premises shall be abated until March 14, 2020 (the “Full Abatement Period”), and (ii) with respect to 6,781 rentable square feet of the Premises (i.e., $13,279.65 in Basic Rent per month) for an additional three months of the Term, e.g., if the Commencement Date is December 15, 2019, Basic Rent shall be abated with respect to 6,781 rentable square feet of the Premises from March 15, 2020 until June 14, 2020 (the “Partial Abatement Period”). Commencing with the first day after the end of the Full Abatement Period, Tenant shall make Basic Rent payments with respect to 9,000 rentable square feet of the Premises (i.e., $17,624.81 in Basic Rent per month) for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease; and commencing with the first day after the end of the Partial Abatement Period, Tenant shall make Basic Rent payments for the entire Premises for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent, (a) subject to the abatement of Additional Rent provided below, all other sums due under this Lease, including Additional Rent, after-hours HVAC charges, etc., shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Letter of Credit:	$350,000.00.

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Additional Rent:
Tenant’s Proportionate Share of Operating Costs and Taxes.
Additional Rent shall be abated with respect to 6,781 rentable square feet of the Premises during the first six months of the Term, e.g., if the Commencement Date is December 15, 2019, Additional Rent with respect to 6,781 rentable square feet of the Premises shall be abated until June 14, 2020. Commencing with the first day after the abatement period referred to above, Tenant shall make Additional Rent payments for the entire Premises for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Additional Rent payments as otherwise provided in this Lease.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General office use and limited associated biotech lab use in compliance with Section 9 of the Lease.
Tenant’s Proportionate Share:
54.04%, which is the percentage obtained by dividing the number of rentable square feet in the Premises as stated above by the 29,201 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Tenant’s Address:	Prior to Commencement Date:	Following Commencement Date:
	Dicerna Pharmaceuticals, Inc. 87 Cambridgepark Drive Cambridge, MA 02140 Attention: David W. Miller, PhD SVP, Corporate Operations/Alliance Management Telephone: (617) 612-6220	Dicerna Pharmaceuticals, Inc. 4949 Pearl East Circle, Suite 100 Boulder, CO 80301 Attention: [To be determined pursuant to Exhibit E hereto.] Telephone: [To be determined pursuant to Exhibit E hereto.]
Landlord’s Address:	For all Notices:	With a copy to:
	Western Office Portfolio Property Owner LLC c/o Unico Properties LLC 1215 Fourth Avenue, Suite 600 Seattle, WA 98161 Attn: Senior Vice President / CFO Telephone: 206-628-5050	Western Office Portfolio Property Owner LLC c/o Goldman Sachs Realty Management Division 2001 Ross Avenue, Suite 2800 Dallas, TX 75201 Attn: Asset Manager - Pearl East Telephone: 972-368-9289

With an additional copy to:

Western Office Portfolio Property Owner LLC
c/o Goldman Sachs
Realty Management Division
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attn: Legal Department – Jordan Bailey
Telephone: 972-368-9401

With an additional copy to: Western Office Portfolio Property Owner LLC c/o Unico Properties LLC Attn: General Manager 1660 Lincoln Street, Suite 2250 Denver, CO 80264 Telephone: 303-832-1660
With an additional copy to: WWR Real Estate Services, LLC Attn: Property Manager 1375 Walnut Street, Suite 10 Boulder, CO 80302

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With an additional copy via e-mail to: LeaseNotices@unicoprop.com
Landlord’s Address:	For payment of Rent:
Western Office Portfolio Property Owner LLC c/o Unico Properties LLC Attn: Accounts Receivable 1215 Fourth Avenue, Suite 600 Seattle, WA 98161
The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

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TABLE OF CONTENTS

Page No.
1.	DEFINITIONS AND BASIC PROVISIONS
2.	LEASE GRANT
3.	TENDER OF POSSESSION
4.	RENT
	4.1	Payment
	4.2	Additional Rent
5.	DELINQUENT PAYMENT; HANDLING CHARGES
6.	SECURITY DEPOSIT
7.	LANDLORD’S OBLIGATIONS
	7.1	Services
	7.2	Excess Utility Use
	7.3	Restoration of Services; Abatement
	7.4	Repair and Maintenance by Landlord
8.	IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE
	8.1	Improvements; Alterations
	8.2	Repair and Maintenance by Tenant
	8.3	Performance of Work
	8.4	Mechanic’s Liens
USE
	9.1	Permitted Use
	9.2	Density Limitations
ASSIGNMENT AND SUBLETTING
	10.1	Transfers
	10.2	Consent Standards
	10.3	Request for Consent
	10.4	Conditions to Consent
	10.5	Attornment by Subtenants
	10.6	Cancellation
	10.7	Additional Compensation
	10.8	Permitted Transfers
11.	INSURANCE; WAIVERS; SUBROGATION; INDEMNITY
	11.1	Tenant’s Insurance
	11.2	Landlord’s Insurance
	11.3	No Subrogation; Waiver of Property Claims
	11.4	Indemnity
12.	SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE
	12.1	Subordination
	12.2	Attornment
	12.3	Notice to Landlord’s Mortgagee
	12.4	Landlord’s Mortgagee’s Protection Provisions

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Page No.
13.	RULES AND REGULATIONS
14.	CONDEMNATION
	14.1	Total Taking
	14.2	Partial Taking - Tenant’s Rights
	14.3	Partial Taking - Landlord’s Rights
	14.4	Award
15.	FIRE OR OTHER CASUALTY
	15.1	Repair Estimate
	15.2	Tenant’s Rights
	15.3	Landlord’s Rights
	15.4	Repair Obligation
	15.5	Abatement of Rent
16.	PERSONAL PROPERTY TAXES
17.	EVENTS OF DEFAULT
	17.1	Payment Default
	17.2	Abandonment
	17.3	Estoppel; Subordination; Financial Reports
	17.4	Insurance
	17.5	Mechanic’s Liens
	17.6	Other Defaults
	17.7	Insolvency
18.	REMEDIES
	18.1	Termination of Lease
	18.2	Termination of Possession
	18.3	Perform Acts on Behalf of Tenant
	18.4	Suspension of Services
19.	PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES; MITIGATION OF DAMAGE
	19.1	Payment by Tenant
	19.2	No Waiver
	19.3	Cumulative Remedies
	19.4	Mitigation of Damage
20.	LANDLORD’S LIEN
21.	SURRENDER OF PREMISES
22.	HOLDING OVER
23.	CERTAIN RIGHTS RESERVED BY LANDLORD
	23.1	Building Operations
	23.2	Security
	23.3	Prospective Purchasers and Lenders
	23.4	Prospective Tenants
24.	SUBSTITUTION SPACE
25.	MISCELLANEOUS
	25.1	Landlord Transfer

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Page No.
	25.2	Landlord’s Liability
	25.3	Force Majeure
	25.4	Brokerage
	25.5	Estoppel Certificates
	25.6	Notices
	25.7	Separability
	25.8	Amendments; Binding Effect; No Electronic Records
	25.9	Counterparts
	25.10	Quiet Enjoyment
	25.11	No Merger
	25.12	No Offer
	25.13	Entire Agreement; Arms’-Length Negotiation; No Reliance
	25.14	Waiver of Jury Trial
	25.15	Governing Law; Jurisdiction
	25.16	Recording
	25.17	Water or Mold Notification
	25.18	Joint and Several Liability
	25.19	Financial Reports
	25.20	Landlord’s Fees
	25.21	Telecommunications
	25.22	Confidentiality
	25.23	Authority
	25.24	Hazardous Materials
	25.25	List of Exhibits
	25.26	Prohibited Persons and Transactions
	25.27	UBTI and REIT Qualification
	25.28	No Construction Contract
	25.29	Abated Rent Buy-Out
26.	OTHER PROVISIONS
	26.1	Sustainability
	26.2	Common Area Amenities
	26.3	Right to Remeasure
	26.4	Signage
	26.5	Tenant’s Letter of Credit
	26.6	Community Space
	26.7	Supplemental HVAC System.
	26.8	Generator.
	26.9	Temporary Premises

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LIST OF DEFINED TERMS

Page No.
Additional Rent
Affiliate
Architect
Basic Lease Information
Basic Rent
Building
Building’s Structure
Building’s Systems
Casualty
Code
Collateral
Commencement Date
Common Area Amenities
Complex
Construction Allowance
Corporate Debt Rating
Corporate Debt Rating Requirement
Damage Notice
Default Rate
Delayed Delivery Termination Date
Designated Refusal Space
Disabilities Acts
Estimated Delivery Date
Event of Default
Excess Amount
Force Majeure Delay Days
Full Abatement Period
GAAP
Generator
Hazardous Materials
HVAC
Improvements
including
Issuing Bank
Land
Landlord
Landlord’s Mortgagee
Law

DMWEST #36871000 v9    i    PEARL EAST
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Laws
Lease
Lease Date
Lease Month
Letter of Credit
Liquidated Damages Date
Loss
Minor Alteration
Monument Sign Panel
Moody’s
Mortgage
OFAC
Operating Costs
Parking Area
Partial Abatement Period
Permitted Transfer
Permitted Transferee
Permitted Use
Premises
Prevailing Rental Rate
Primary Lease
Prime Rate
Project
Public Company
Punchlist Items
Qualified Broker
Reconciliation Statement
Refusal Notice
Refusal Space
Regulations
Release
Rent
Repair Period
S&P
Security Deposit Laws
Sign Requirements
Space Plan Allowance
Space Plans
Space Plans Delivery Deadline
Substantial Completion
Substantially Completed
Substitute Tenant
Supplemental HVAC System

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Taking
Tangible Net Worth
Tangible Net Worth/Credit Threshold
Taxes
Telecommunications Services
Temporary Space
Temporary Space Term
Tenant
Tenant Delay Day
Tenant Party
Tenant’s Final LC Expiration Date
Tenant’s LC Issuer Requirements
Tenant’s LC Proceeds Account
Tenant’s Letter of Credit
Tenant’s Letter of Credit Amount
Tenant’s Off-Premises Equipment
Tenant’s Proportionate Share
Term
Third Party Offer
Total Construction Costs
Transfer
trash
UCC
Visible Premises
Work
Working Drawings

DMWEST #36871000 v9    iii    PEARL EAST
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LEASE
This Lease Agreement (this “Lease”) is entered into as of the Lease Date between Landlord and Tenant (as each such term is defined in the Basic Lease Information).
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, mechanical and elevator systems; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project or the Complex (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.
2.    Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.
3.    Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the date that is six months following Tenant’s full execution and delivery of this Lease to Landlord, the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then • the validity of this Lease shall not be affected or impaired thereby, • Landlord shall not be in default hereunder or be liable for damages therefor, and • Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord does not tender possession of the Premises to Tenant in the condition required by this Lease by the Liquidated Damages Date (defined below), Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, liquidated damages equal to one day of Basic Rent first payable by Tenant under this Lease per day for each day after such Liquidated Damages Date and ending on the day Landlord tenders possession of the Premises to Tenant in the condition required by this Lease, provided further that the Partial Abatement Period shall be extended one day for each day that Basic Rent is abated after the Liquidated Damages Date. As used herein, “Liquidated Damages Date” means the date on which the Full Abatement Period terminates, plus the number of Force Majeure Delay Days and the number of Tenant Delay Days; and “Force Majeure Delay Days” means any delay in Landlord’s tendering possession of the Premises to Tenant for the reasons specified in Section 25.3 of this Lease. Notwithstanding the foregoing, if Landlord does not deliver the Premises to Tenant by the Delayed Delivery Termination Date (defined below), Tenant may terminate this Lease by delivering to Landlord written notice thereof at any time before the earlier of (1) ten days following the Delayed Delivery Termination Date or (2) the date on which Landlord delivers the Premises to Tenant in the condition required by this Lease. The termination right afforded to Tenant under this Section 3 shall be Tenant’s sole remedy for Landlord’s failure to timely deliver the Premises to Tenant. Time is of the essence for the delivery of Tenant’s termination notice under this Section 3; accordingly, if Tenant fails timely to deliver any such notice, Tenant’s right to terminate this Lease under this Section 3 shall expire. As used herein, “Delayed Delivery Termination Date” means 365 days after the Estimated Delivery Date. The abatement rights and termination rights afforded to Tenant under this Section 3 shall be Tenant’s sole remedies for Landlord’s failure to timely tender possession of the Premises to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to Landlord’s completion of the Landlord Work (as defined in Exhibit D hereto) and punch-list items that remain to be performed by Landlord, if any. Upon Landlord’s request, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming the Commencement Date and the expiration date of the initial Term, that Tenant has accepted the Premises, and that Landlord has performed all of its obligations with respect to the Premises (except

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for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Entry into the Premises by any Tenant Party prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent and before Tenant may occupy the Premises to conduct business therein, Tenant shall, at its expense, obtain and deliver to Landlord a certificate of occupancy from the appropriate governmental authority for the Premises.
4.    Rent.
4.1    Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association, or, at either party’s election, by electronic or wire transfer, at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes; provided, that following any monetary default by Tenant, Landlord shall be permitted to require alternative methods of payment, in Landlord’s reasonable discretion. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent with respect to 9,000 rentable square feet of the Premises shall be due on or before the first day after the end of the Full Abatement Period; thereafter, Basic Rent with respect to the 9,000 rentable square feet of the Premises shall be payable on the first day of each calendar month through the expiration of the Partial Abatement Period; thereafter the first monthly installment of Basic Rent with respect to 6,781 rentable square feet shall be due on or before the first date after the end of the Partial Abatement Period for any partial month remaining after the end of the Partial Abatement Period; and thereafter, Basic Rent for the entire premises shall be due and payable on the first day of the first full calendar month following the expiration of the Partial Abatement Period through the end of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and such Basic Rent payment is due upon execution of this Lease by Tenant; however, if the Commencement Date is not a fixed date that is ascertainable as of the Lease Date, then such Basic Rent payment for any fractional calendar month at the beginning of the Term shall be due by Tenant on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay to Landlord monthly installments of Additional Rent and any parking rent payable pursuant to Exhibit G in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Basic Rent. Unless a shorter time period is specified in this Lease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Basic Rent and Additional Rent) shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor.
4.2    Additional Rent.
4.2.1    Operating Costs. Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs. Landlord shall make a good faith estimate of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance on the first day of each calendar month, an amount equal to Tenant’s estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may reasonably estimate and re-estimate the Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
4.2.2    Operating Costs Defined. The term “Operating Costs” means all costs, expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project and performing Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, including the following costs: • wages and salaries of all on-site employees at or below the grade of senior building manager

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engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project including accounting personnel), including taxes, insurance and benefits relating thereto; • all supplies, materials and computer software licenses used in the operation, maintenance, repair, replacement, and security of the Project; • costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law not currently applicable to the Project, any Law not in effect at the time the Project was constructed, or any Law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered with respect to any existing Law that have the effect of changing the legal requirements applicable to the Project from those currently in effect, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; • cost of all utilities, except the cost of separately metered or submetered utilities paid separately by the Project’s tenants; • insurance expenses, including the cost of any deductibles; • repairs, replacements, and general maintenance of the Project; • fair market rental and other costs with respect to the management office, and any amenities such as any common use fitness facility and/or conference center for the Project; and • service, maintenance and management contracts and fees (payable to Landlord, Landlord’s affiliate or a third-party management company; provided that any costs paid to Landlord or Landlord’s affiliate for management services shall exclude amounts paid in excess of the competitive rates for management services of comparable quality rendered by persons or entities of similar skill, competence and experience for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, janitorial, security, landscape maintenance and elevator maintenance). Landlord shall have the right to allocate costs among different uses of space in the Project if Landlord reasonably determines the costs for operating, maintaining and repairing such different spaces differ from other spaces within the Project. Operating Costs and Taxes for the Complex may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.
Operating Costs shall not include costs for capital improvements made to the Project, other than capital improvements described in Section 4.2.2(c) and except for items which are generally considered maintenance and repair items, such as painting and wall covering of common areas, replacement of carpet or other floor coverings in elevator lobbies and common areas, and the like; repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; interest, amortization or other payments on loans to Landlord; depreciation; leasing commissions; legal expenses for services, other than those that benefit the Project tenants generally (e.g., negotiation of vendor contracts); renovating or otherwise improving space for specific occupants of the Project or vacant leasable space in the Project, other than costs for repairs, maintenance and compliance with Laws provided or made available to the Project tenants generally; Taxes; federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; — advertising and promotional costs; and — management fees exclusive of salary recoveries, in excess of 5% of the gross revenues of the Project.
4.2.3    Taxes; Taxes Defined. Tenant shall also pay Tenant’s Proportionate Share of Taxes. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments and charges [including assessments and charges from any applicable property owner’s association] under any restrictive covenant, declaration of covenants, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents or revenues received

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therefrom or a franchise tax, margin tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement. From time to time during any calendar year, Landlord may estimate or re-estimate the Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations.
4.2.4    Reconciliation Statement. By April 30 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 4.2.5, and of the Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for the year covered by the Reconciliation Statement exceed Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Landlord shall credit or reimburse Tenant for such excess within 30 days; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4.2 for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord.
4.2.5    Gross Up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying comparable services to 95% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Project or level of service shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying comparable services to 95% of the rentable area thereof.
4.2.6    Cost Pools. If Landlord is providing different types or quantity of services to different types of tenants in the Project (e.g., retail tenants versus office tenants or single-tenant building tenants versus multi-tenant building tenants), (a) Landlord may establish different cost pools for different tenant types and allocate various components of Additional Rent using Landlord’s commercially reasonable discretion, and (b) notwithstanding any contrary provision herein, in calculating Tenant’s Proportionate Share of certain items (or components thereof), the rentable area of the Project (as used in the calculation of Tenant’s Proportionate Share) shall exclude, with regard to specific Operating Cost items, the rentable square feet of all other tenants in the Project who do not include such items within the calculation of such other tenant’s share of Operating Costs because such other tenants are individually responsible for the item in question (e.g., if a tenant provides its own janitorial services and the cost of janitorial services is not part of such tenant’s Operating Costs obligation, that tenant’s rentable square feet shall be excluded from the rentable area of the Project in determining Tenant’s Proportionate Share of janitorial costs).
4.2.7    Tenant’s Inspection Right. Provided no Event of Default then exists (or if an Event of Default exists when Tenant provides written notice that Tenant objects to the calculation of Additional Rent on an annual Reconciliation Statement and Tenant cures such Event of Default within 30 days), and provided that Tenant’s Proportionate Share of Additional Rent for the period in question exceeds the amounts applied in calculating Additional Rent for the Base Year with respect to any Reconciliation Statement relating to any year following the Base Year, after receiving an annual Reconciliation Statement and giving Landlord 30 days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Additional Rent for the period of time covered by such Reconciliation Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Additional Rent on an annual Reconciliation Statement within 30 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 90 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Additional Rent for the year in question and the calculation of Additional Rent set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and

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shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including, after the first eight hours of such audit or inspection conducted in Landlord’s offices, $150 per each additional hour of Landlord’s or the building manager’s employee time devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Costs for the period in question is determined to be overstated by more than 5% in the aggregate, in which case Landlord shall pay the audit cost (not to exceed $3,500.00). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Additional Rent previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. If the audit determines an expense or cost should not be included in Additional Rent, an adjustment shall be made to both the year subject to the inspection or audit and the Base Year so costs and expenses for each year are consistently applied. Provided Landlord’s accounting for Additional Rent is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Additional Rent shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (a) reasonably acceptable to Landlord, (b) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), (c) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential, except as required by applicable Law, and (d) which does not represent other tenants of the Project. Nothing in this Section 4.2.7 shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s books and records and to contest the amount of Additional Rent payable by Tenant shall be as set forth in this Section 4.2.7, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such books and records and/or to contest the amount of Additional Rent payable by Tenant. This provision shall survive the expiration or earlier termination of the Lease.
5.    Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder, shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a late fee equal to the greater of • five percent of the delinquent payment, and • $250, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-calendar month period that Tenant fails to make any payment of Additional Rent when due, until five days after Landlord delivers written notice of such delinquency to Tenant.
6.    Security Deposit. [Intentionally deleted].
7.    Landlord’s Obligations.
7.1    Services. Landlord shall use all reasonable efforts to furnish to Tenant: • water at those points of supply provided for general use of tenants of the Building; • the equipment to provide heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the current HVAC system’s capacity existing as of the Lease Date); • janitorial service to the Premises five days per week, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required;

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• elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and • electrical current during normal business hours for electrical energy consumption that does not exceed normal office usage. If Tenant desires janitorial service at other than normal service times, or HVAC service: at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 12:00 p.m. on Saturdays (in each case other than holidays), or on Sundays or holidays, then such services shall be supplied to Tenant upon the written request (or such other means as may be requested by Landlord) by Tenant delivered to Landlord’s designated property manager before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord its then standard cost of such services (which shall not be included in Tenant’s Proportionate Share of Operating Costs) within 30 days after Landlord has delivered to Tenant an invoice therefor. Tenant acknowledges that the cost components for providing after-hours HVAC service to the Premises are not separately metered; accordingly, Landlord’s determination of after-hours HVAC charges is an estimate of the costs incurred by Landlord in providing such after-hours HVAC service to Tenant. The costs charged to Tenant for such after-hours service shall include Landlord’s reasonable allocation of the costs for electricity, water, sewage, water treatment, labor, metering, filtering, equipment depreciation, wear and tear and maintenance to provide such service and an administrative fee of 5%.
7.2    Excess Utility Use. Landlord shall not be required to furnish electrical power for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, provided the additional use of such feeders and risers caused by Tenant’s excess electrical requirements do not adversely affect Landlord’s ability to provide reasonable electrical service to the balance of the Building (as determined by Landlord in the exercise of its reasonable discretion); and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such utility consumption by any verifiable method, including installation of a separate meter or monitor in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, adversely affect Landlord’s ability to provide reasonable service to the balance of the Building, or interfere with or disturb other tenants of the Building. If Tenant • uses machines or equipment in the Premises or • operates within the Premises at a density, either of which affects the temperature otherwise maintained by the air conditioning system or otherwise overloads any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.
7.3    Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it under Section 7.1 that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using, and does not use, the Premises because of the unavailability of any such service for a period of 15 consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party, a governmental directive, or the failure of public utilities to furnish necessary services, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Basic Rent and Additional Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

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7.4    Repair and Maintenance by Landlord. Landlord shall maintain and repair the common areas of the Project, Building’s Structure, the core portions of the Building’s Systems, the parking areas and other exterior areas of the Project, including driveways, alleys, landscape and grounds of the Project and utility lines in a good condition, consistent with the operation of similar class office buildings in the market in which the Project is located, including maintenance, repair and replacement of the exterior of the Project (including painting), landscaping, sprinkler systems and any items normally associated with the foregoing. All costs in performing the work described in this Section shall be included in Operating Costs except to the extent excluded by Section 4.2. In no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law because of Tenant’s use of the Premises or alterations or improvements to the Premises made by or for a Tenant Party (which alterations shall be made by Landlord at Tenant’s sole cost and expense and on the same terms and conditions as Landlord performed repairs as described in Section 8.2 below). Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially-reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action.
8.    Improvements; Alterations; Repairs; Maintenance.
8.1    Improvements; Alterations. Except as expressly provided in Exhibit D hereto, improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8.1. No alterations or physical additions in or to the Premises (including the installation of systems furniture or other equipment or personal property that affects or otherwise connects to the Building’s Systems) may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would • adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or • affect (in the sole discretion of Landlord) the exterior appearance of the Project, appearance of the Project’s common areas or elevator lobby areas, quiet enjoyment of other tenants or occupants of the Project, or provision of services to other occupants of the Project. To the extent that Landlord grants Tenant the right to use areas within the Project, whether pursuant to the terms of this Lease or through plans and specifications subsequently approved by Landlord (and without implying that Landlord shall grant any such approvals), in no event may Tenant use more than its Proportionate Share of the areas within the Building or utility capacity made available by Landlord for general tenant usage for Tenant’s installations and operations in the Premises (including chilled water, electricity, telecommunications room space, electrical room space, plenum space and riser space), and Tenant shall comply with the provisions of this Section with respect to all such items, including Tenant’s Off-Premises Equipment. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, but subject to Section 8.2 below with respect to the Visible Premises, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other alterations, tenant improvements, or physical additions to the Premises which are cosmetic in nature totaling less than $20,000 in any single instance or series of related alterations performed within a six-month period (each a “Minor Alteration”) (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (i) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such alterations, additions, or improvements (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (ii) the installation thereof does not require the issuance of any building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior or interior walls of the Building, and (iii) such alterations, additions and improvements will not affect (a) the Building’s Structure or the Building’s Systems, (b) the provision of services to other Building tenants, or (c) the appearance of the Building’s common areas or the exterior of the Building. For clarity, Tenant must notify Landlord in writing prior to making any alterations, additions or improvements to the Premises or elsewhere at the Project regardless of whether Landlord’s consent is required hereunder. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound

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architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.
8.2    Repair and Maintenance by Tenant. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. If the Premises include, now or hereafter, one or more floors of the Building in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered to be a part of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises (excluding the core portion of the Building’s Systems, which shall be maintained by Landlord pursuant to Section 7.4) and Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, including the branch lines of the plumbing, electrical and HVAC systems, including all duct work, and Tenant shall utilize all of the foregoing items in accordance with the applicable design specifications and capacities. Notwithstanding any other provision in this Lease to the contrary, with respect to any portion of the Premises visible from any common area inside or outside of the Building (the “Visible Premises”), Tenant shall • maintain such Visible Premises, including the furniture, fixtures, equipment and improvements located therein in a neat and first-class condition throughout the Term and any extension thereof, • not use the Visible Premises for storage, • obtain Landlord’s prior written consent as to the interior paint color, signage, displays, carpeting, furniture, fixtures and equipment contained in the Visible Premises, • complete within the Visible Premises any requested cleaning within one business day after Landlord’s written request therefor, and • complete within the Visible Premises any requested repairs, alterations or changes within ten business days after Landlord’s written request therefor, or within such additional time period as may be reasonably necessary to complete such repair, alteration or change, not to exceed 45 days. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If any such damage occurs outside of the Premises, or if such damage occurs inside the Premises but affects the Building’s Systems and/or Building’s Structure or any other area outside the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. If Tenant fails to commence to make such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue the completion thereof (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or within such additional time period up to an additional 30 days, as may be reasonably necessary to complete such repair or replacement, then Landlord may make the same at Tenant’s cost. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.
8.3    Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord and, except for Minor Alterations, only in accordance with plans and specifications reasonably approved by Landlord in writing. If Landlord elects, in its sole discretion, to supervise any work described in this Section 8 which requires Landlord’s approval, Tenant shall pay to Landlord a construction management fee equal to 5% of the cost of such work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s Mortgagee, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems) and shall use materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and in such manner as to cause a minimum of disruption to the other occupants of the Project and interference with other construction in progress and with the transaction of business in the Project and the Complex. Landlord may designate reasonable rules, regulations and procedures for the performance of all such work in the Building (including insurance requirements for contractors) and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when such work may be performed. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Project’s

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engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce or otherwise adversely affect the warranty on the roof. Upon completion of any work described in this Section 8, Tenant shall furnish Landlord with accurate reproducible “as-built” CADD files of the improvements as constructed.
8.4    Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of, or alleged to have been incurred by or at the request of, a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. At all times during which any Tenant Party is engaged in making improvements to the Premises, Tenant shall, all as provided in Colorado Revised Statutes § 38-22-105(2), post and keep posted a written notice in a conspicuous place advising all contractors, subcontractors and material suppliers that Landlord’s interest in the Premises, the Building and the Project is not subject to a mechanic’s lien. Tenant shall provide to Landlord a photo depicting the posting and a written certification of the date on which the photo was taken and on which the first improvement work was performed. The posting shall be performed and the photo taken within five days of commencement of the improvements. Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work in a form approved by Landlord. If such a lien is filed, then Tenant shall, within ten business days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either • pay the amount of the lien and cause the lien to be released of record, • provide adequate evidence to landlord of — the approval of a corporate surety bond by a judge of the district court of Denver County, Colorado, as required by C.R.S § 38022-131 and — the release of the lien of record, or • diligently contest such lien and deliver to Landlord security reasonably satisfactory to Landlord, in which case Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as provided by Law. If Tenant fails to timely take any such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party (except to the except that payment of the same is the responsibility of Landlord as expressly provided in Exhibit D hereto). This indemnity provision shall survive termination or expiration of this Lease.
9.    Use.
9.1    Permitted Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Tenant may use the Premises after normal business hours; however, such hours of operation shall not affect (a) the normal Building hours specified in Section 7.1, or (b) Tenant’s obligation to request and pay for, among other things, after-hours HVAC service as provided in Section 7.1 and all costs and expenses incurred by Landlord as a result of Tenant operating in the Premises beyond the normal Building hours specified in Section 7.1, including any additional cost and expense to provide the services contemplated by this Lease, such as any additional

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janitorial and day porter service to the common areas, and such costs and services shall be paid by Tenant to Landlord within 30 days following Landlord’s delivery to Tenant of an invoice therefor, and such costs shall not be included in Operating Costs. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, • as of the Commencement Date, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, other than compliance related to the condition of the Premises on the Commencement Date, which Tenant has provided written notice to Landlord within six months after the Commencement Date, that is required pursuant to the Disabilities Acts in effect on the Commencement Date (which risk and responsibility shall be borne by Landlord) and • Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents, or for the storage of any Hazardous Materials (other than de minimis quantities found in typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws and in a reasonable and prudent manner). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts or omissions or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts or omissions shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase within 30 days after receipt of an invoice therefor, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.
Tenant represents and warrants to Landlord that, as of the Lease Date, it does not have any plans to use any of the Premises as a biotech lab. In the event that, in the future, Tenant desires to operate a biotech lab in the Premises, such use being a Permitted Use, Landlord and Tenant agree to negotiate in good faith to amend this Lease as necessary to reasonably accommodate Tenant’s specific intended use. Notwithstanding anything contained herein to the contrary, any space operated as a biotech lab shall not exceed 5,000 rentable square feet of the Premises unless agreed to in writing by Landlord, in Landlord’s sole and absolute discretion. During lease amendment negotiations, and at least 30 days prior to commencement of the lab use, Tenant will provide Landlord with a list of Hazardous Materials (other than de minimis quantities found in typical office supplies [e.g., photocopier toner]) that Tenant will use and store in the Premises, such list to consist of those materials Tenant regularly uses in a majority of its biotech lab spaces. Notwithstanding anything to the contrary set forth above, if any building permits are required for Tenant’s biotech lab use, Tenant shall not be required to notify Landlord of any intended storage, use, or handling of Hazardous Materials prior to Tenant’s receipt of such building permits. Such storage, use and handling shall be subject to Landlord’s prior written approval, and Landlord shall consider the nature of Tenant’s business when making such determination, and in accordance with all applicable Laws, including, without limitation, applicable regulations of the City of Boulder, including without limitation all applicable regulations of the City of Boulder fire department. In connection with Tenant’s use and storage of such materials, Landlord may require, in Landlord’s sole discretion, that Tenant maintain pollution legal liability insurance, in an amount reasonably acceptable to Landlord, insuring against claims and liability for bodily injury, death, damage to Premises and Project (including loss of use of property), legal defense, investigation, removal and remediation of Hazardous Materials, and personal injury arising out of the operation, use or occupancy of the Premises and the Project, and otherwise in compliance with the requirements in Section 11. If Tenant operates a biotech lab in the Premises in compliance with the terms if this Section and this Lease, Landlord acknowledges that Tenant may maintain certain confidential information regarding scientific and medical research, as well as store and utilize certain sensitive, volatile or other Hazardous Materials at the Premises (in accordance with all requirements of this Lease, as may be amended in writing to accommodate the specific Permitted Use), which information and/or materials must not be generally accessible to Landlord or its agents or representatives. Accordingly, Tenant may designate the biotech lab as a secure area in a written notice provided to Landlord. Except in cases of real or apparent emergency, in which case no approval shall be required, Landlord, Landlord’s agents or representatives, Landlord’s Mortgagee, and prospective purchasers, lenders and tenants shall be entitled to inspect or access such secure areas only with Tenant’s prior written approval (not to be unreasonably withheld, conditioned or delayed) and upon reasonable advance written notice, in accordance with Tenant’s reasonable security requirements (e.g., use of personal protective equipment) and Tenant shall be permitted to provide an employee of Tenant to accompany Landlord and/or such third

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parties. To be considered a secured area, Tenant shall clearly label and install conspicuous signage on such area clearly designating such area as being a secure area. To the extent that Landlord or its contractors are prevented from entering any such secure areas, Landlord shall have no obligation to provide services to such areas, including janitorial services. In the event of an emergency, Landlord may acquire access to the Premises by any means necessary, including the immediate destruction of the locks and/or doors.

9.2    Density Limitations. Tenant may have in the Premises a population density as a whole up to, but not to exceed, one person for each 150 rentable square feet in the Premises. Tenant and Landlord agree that such population density may from time to time exceed one person for each 150 rentable square feet in the Premises on a temporary basis for meetings, conferences and other events of a temporary nature. To the extent any enhancements are required by Law to be made to the interior of the Premises as a result of any increase of population density above one person for each 150 rentable square feet, Tenant shall promptly perform and pay for any such work.
10.    Assignment and Subletting.
10.1    Transfers. Except as provided in Section 10.8, Tenant shall not, without the prior written consent of Landlord, • assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, • permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, • if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect control of Tenant, • sublet any portion of the Premises, • grant any license, concession, or other right of occupancy of any portion of the Premises, • permit the use of the Premises by any parties other than Tenant or Tenant Parties, or • sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets (any of the events listed in Section 10.1(a) through 10.1(g) being a “Transfer”).
10.2    Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment of Tenant’s entire interest in this Lease or subletting of the Premises, provided that the proposed transferee • is creditworthy, • will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or the Complex, • will not use the Premises, Building or Project in a manner that would materially increase Operating Costs or the pedestrian or vehicular traffic to the Premises, Building or Project, • is not a governmental or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, • is not another occupant of the Project or the Complex or an Affiliate of such occupant, • is not currently and has not in the past been involved in litigation with Landlord or any of its Affiliates, • meets Landlord’s reasonable standards for tenants of the Project and is otherwise compatible with the character of the occupancy of the Project and the Complex, and • is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project or the Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Any Transfer made while an Event of Default exists hereunder, irrespective whether Landlord’s consent is required hereunder with respect to the Transfer, shall be voidable by Landlord in Landlord’s sole discretion. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. Landlord may condition its consent to a Transfer on an increase in Tenant’s Letter of Credit or receipt of a guaranty from a suitable party. Landlord shall not be required to act reasonably in considering any request to pledge or encumber this Lease or any interest therein.
10.3    Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business

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history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall (i) pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and (ii) reimburse Landlord for its reasonable attorneys’ fees and other out-of-pocket expenses incurred in connection with considering any request for consent to a Transfer. If Landlord does not consent to a Transfer, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages.
10.4    Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers and no subtenant of any portion of the Premises shall be permitted to further sublease any portion of its subleased space. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
10.5    Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be • liable for any previous act or omission of Tenant under such sublease, • subject to any counterclaim, offset or defense that such subtenant might have against Tenant, • bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, • bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or • obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10.5. The provisions of this Section 10.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.
10.6    Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting (in each case to a party other than a Permitted Transferee) of all or substantially all of the Premises (whether individually or in the aggregate with all other subleases then in existence), or, regardless of the number of rentable square feet subject to the proposed sublease, is for a sublease term of all or substantially all of the remaining Term of this Lease (assuming, for purposes of such calculation, that the proposed subtenant exercises all available renewal options granted to such proposed subtenant), cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
10.7    Additional Compensation. While no Event of Default exists, Tenant shall pay to Landlord, promptly upon receipt thereof, 50% of the excess of • all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant

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finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over • the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, 100% of the excess of (1) all compensation received by Tenant for a Transfer over (2) the Rent allocable to the portion of the Premises covered thereby.
10.8    Permitted Transfers. Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
10.8.1    an Affiliate of Tenant, but only so long as such transferee remains an Affiliate of Tenant;
10.8.2    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as • Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and • the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer; or
10.8.3    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as • Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and • the proposed transferee satisfies the Tangible Net Worth/Credit Threshold as of the effective date of the Permitted Transfer.
Tenant shall notify Landlord of any such Permitted Transfer pursuant to this Section 10.8. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Project, Landlord or other tenants of the Project. No later than ten business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers, documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers, and any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10. As used herein, the term “Tangible Net Worth/Credit Threshold” shall mean the proposed Permitted Transferee has a Tangible Net Worth equal to or greater than $200,000,000 as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord, and if the proposed Permitted Transferee has been assigned a Corporate Debt Rating, then such proposed Permitted Transferee’s Corporate Debt Rating satisfies the Corporate Debt Rating Requirement. As used herein, “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied “GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. “Corporate Debt Rating” shall mean either a general corporate debt rating or an unsecured corporate debt rating by either Standard & Poor’s Corporation (“S&P”) or Moody’s Investor Service (“Moody’s”), and “Corporate Debt Rating Requirement” shall mean a Corporate Debt Rating of BBB or better (as determined by S&P) and Baa2 or better (as determined by Moody’s). The right to Transfer to an Affiliate pursuant to Section 10.8.1 shall be subject to the condition that such Permitted Transferee remains an Affiliate of Tenant and that on or before such Transfer being effected both Tenant and such Permitted Transferee must enter into an agreement with Landlord, in a form satisfactory to Landlord, Tenant and such Permitted Transferee, each acting reasonably, that if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten days after such event and, upon the

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written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant.
11.    Insurance; Waivers; Subrogation; Indemnity.
11.1    Tenant’s Insurance. Effective as of the earlier of • the date Tenant enters or occupies the Premises, or • the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: commercial general liability insurance (including property damage, bodily injury and personal injury and non-owned and hired vehicle coverage) in amounts of $1,000,000 per occurrence in primary coverage, with an additional $5,000,000 in umbrella coverage or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee), against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, cause of loss-special risk form (formerly “all-risk”) insurance (including sprinkler leakage, ordinance and law, sewer back-up, pipe burst, wind-driven rain, water leakage, flood, earthquake, windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, cause of loss-special risk form (formerly “all-risk”) insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee), worker’s compensation insurance as required by applicable state law and employer’s liability insurance with limits not less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee, and business interruption insurance in an amount reasonably acceptable to Landlord. Tenant’s insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten days of the effective date of coverage), and at least 15 days prior to each renewal of said insurance, and Tenant shall ensure that each of its policies requires the insurance company to notify Landlord at least 30 days before cancellation or material change of such policy, or if that is not possible, Tenant shall so notify Landlord in writing at least 30 days before such cancellation or material change. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with an A.M. Best rating of A+:VIII or better. However, no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord the premium costs thereof, plus an administrative fee of 15% of such cost within 30 days after receipt of an invoice therefor.
11.2    Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: • property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and • commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried

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by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).
11.3    No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project or the Complex, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project or the Complex.
11.4    Indemnity. Subject to Section 11.3, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) • occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, • occurring in the Premises, or • arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (b) and (c) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11.3, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
12.    Subordination; Attornment; Notice to Landlord’s Mortgagee.
12.1    Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s

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Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.
12.2    Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
12.3    Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
12.4    Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: • liable for any act or omission of any prior lessor (including Landlord); • bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; • bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; • bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; • subject to the defenses which Tenant might have against any prior lessor (including Landlord); and • subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which are expressly provided in this Lease, relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. As used in this Section 12.4, Landlord’s Mortgagee shall include any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise.
13.    Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are generally applicable to all tenants of the Project whose leases require such compliance, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner among all tenants whose leases require such compliance. Tenant shall be responsible for the compliance or noncompliance with such rules and regulations by each Tenant Party.
14.    Condemnation.
14.1    Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
14.2    Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner

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reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
14.3    Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent and Additional Rent shall abate as provided in the last sentence of Section 14.2.
14.4    Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.
15.    Fire or Other Casualty.
15.1    Repair Estimate. If the Premises or the Project are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
15.2    Tenant’s Rights. If the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 15.4 below cannot be repaired within 270 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
15.3    Landlord’s Rights. If a Casualty occurs and • Landlord estimates that the damage cannot be repaired within the Repair Period, • the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, • regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the damage would be uneconomical, or • Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
15.4    Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Project, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
15.5    Abatement of Rent. If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from

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the date of damage until the earlier of • completion of Landlord’s repairs, • the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or • the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement.
16.    Personal Property Taxes. Tenant shall be liable for, and shall pay prior to delinquency, all taxes levied or assessed against personal property, furniture, fixtures, betterments, improvements, and alterations placed by any Tenant Party in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture, fixtures, betterments, improvements, and alterations and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.
17.    Events of Default. Each of the following occurrences shall be an “Event of Default”:
17.1    Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due which written notice shall run concurrent with any notice required by law, including pursuant to C.R.S. § 13-40-104; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;
17.2    Abandonment. Tenant abandons or vacates the Premises or any substantial portion thereof while in default of the payment of Rent;
17.3    Estoppel; Subordination; Financial Reports. Tenant fails to provide any estoppel certificate, documentation regarding the subordination of this Lease or financial reports after Landlord’s written request therefor pursuant to Section 25.5, Section 12.1, and Section 25.19 respectively, and such failure shall continue for five business days after Landlord’s second written notice thereof to Tenant;
17.4    Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11.1;
17.5    Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of a Tenant Party, within the time and in the manner required by Section 8.4;
17.6    Other Defaults. Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease other than provided in this Section 17 and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be a default unless it is not fully cured within an additional 30 days after the expiration of the first 30-day period; and
17.7    Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.7, any guarantor of Tenant’s obligations hereunder) • in any bankruptcy or other insolvency proceeding; • seeking any relief under any state or federal debtor relief law; • for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; • for the reorganization or modification of Tenant’s capital structure; or • in any assignment for the benefit of creditors proceeding;

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however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.
18.    Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
18.1    Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of • all Rent accrued hereunder through the date of termination, • all amounts due under Section 19.1, and • an amount equal to (but in no event less than zero) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate on the date this Lease is terminated minus one percent, minus the then present fair rental value of the Premises for such period, similarly discounted; as used herein, “Prime Rate” means the “Prime Rate” as published on the date in question by The Wall Street Journal in its listing of “Money Rates”;
18.2    Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord • all Rent and other amounts accrued hereunder to the date of termination of possession, • all amounts due from time to time under Section 19.1, and • all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, and to retake possession of the Premises (and Landlord shall have no duty to make such election), Landlord shall use reasonable efforts to relet the Premises as further described in Section 19.4 below. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.2. If Landlord elects to proceed under this Section 18.2, it may at any time elect to terminate this Lease under Section 18.1;
18.3    Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including collection costs and legal expenses), plus interest thereon at the Default Rate; or
18.4    Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor;
19.    Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage.
19.1    Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Landlord (including court costs and reasonable attorneys’ fees and expenses) in • obtaining possession of the Premises, • removing, storing and/or disposing of Tenant’s or any other occupant’s property, • repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition acceptable to a new tenant, • if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), • performing Tenant’s obligations under this Lease which Tenant failed to perform, • enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default, and • securing this Lease, including all commissions, allowances, reasonable attorneys’ fees, and if this Lease or any amendment hereto contains any abated Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto, the full amount of all Rent so abated (and such abated amounts shall be payable immediately by Tenant to

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Landlord, without any obligation by Landlord to provide written notice thereof to Tenant, and Tenant’s right to any abated rent accruing following such Event of Default shall immediately terminate).
19.2    No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
19.3    Cumulative Remedies. Any and all remedies set forth in this Lease: • shall be in addition to any and all other remedies Landlord may have at law or in equity, • shall be cumulative, and • may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.
19.4    Mitigation of Damage. The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord uses reasonable efforts to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: • Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 30 days following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; • Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Project or the Complex is or soon will be available; • Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord’s then-current leasing policies; • Landlord shall not be obligated to enter into a lease with a Substitute Tenant: whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Project or the Complex; whose use would adversely affect the reputation of the Project or the Complex; whose use would require any addition to or modification of the Premises or Project or the Complex in order to comply with applicable Law, including building codes; who does not satisfy the Tangible Net Worth/Credit Threshold or who does not have, in Landlord’s sole opinion, the creditworthiness to be an acceptable tenant; that is a governmental entity, or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity; that does not meet Landlord’s reasonable standards for tenants of the Project or the Complex or is otherwise incompatible with the character of the occupancy of the Project, as reasonably determined by Landlord;  whose use does not comply with the Permitted Use; whose use or occupancy would result in an increase in the insurance premiums for the Project; or whose use would result in utilization of more parking spaces on the Project in excess of the number previously utilized by Tenant; and • Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: Tenant pays any such amount to Landlord prior to Landlord’s execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant’s default under this Lease); or Landlord, in Landlord’s sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant.
20.    Landlord’s Lien. In addition to any statutory landlord’s lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of the property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. The Collateral includes specifically all furniture and all trade and other fixtures, and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. For the purposes of this Section 20, there shall be a

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rebuttable presumption that all property located in the Premises is owned by Tenant. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices.
21.    Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or Tenant’s right to possess the Premises, Tenant shall • deliver to Landlord the Premises broom-clean with all alterations, additions, betterments and improvements (collectively, “Improvements”) located therein in good repair and condition (except for condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control), free of any liens or encumbrances and free of Hazardous Materials placed on the Premises during the Term; • deliver to Landlord all keys to the Premises and all access cards to the Project (and shall reimburse Landlord for the then-current replacement cost charged by Landlord for all such keys and access cards that are not returned); • remove all unattached trade fixtures, furniture (including demountable walls), and personal property placed in the Premises or elsewhere in the Project by a Tenant Party and unattached equipment located in the Premises (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal); • remove any and all telecommunications cabling (including conduit) installed in the Premises or elsewhere in the Project by or on behalf of a Tenant Party that was not part of the Work unless otherwise agreed to in writing by Landlord prior to installation of such cabling by Tenant, including all connections for any cabling that Tenant is required to remove, all at Tenant’s sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant’s sole cost, with the cost thereof to be paid to Landlord as Rent (Landlord will have the right, however, upon notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all such telecommunications cabling [including conduit], whether located in the Premises or elsewhere in the Project, and if Landlord so elects, Tenant covenants that such telecommunications cabling shall be left in a neat and safe condition in accordance with the requirements of all applicable Laws, including the National Electric Code or any successor statute, and shall be terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box); and • remove such Improvements and Tenant’s Off-Premises Equipment as Landlord may require and restore the areas surrounding such Improvements and Tenant’s Off-Premises Equipment to their conditions existing immediately prior to the installation of such Improvements and Tenant’s Off-Premises Equipment; however, Tenant shall not be required to remove any Improvements to the Premises or the Project if Landlord has specifically agreed in writing that the Improvements in question need not be removed. Tenant shall repair all damage caused by the removal of the items described above. If Tenant fails to remove any property, including any of the property described above within three business days after expiration or earlier termination of this Lease, Landlord may, at Landlord’s option, deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. The provisions of this Section 21 shall survive the end of the Term.
22.    Holding Over. Landlord and Tenant recognize and agree that the damages to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises at the end of the Term will be substantial, will exceed the amount of the monthly installments of the Basic Rent theretofore payable under this Lease, and will be impossible to accurately measure. Tenant therefore agrees that if Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, • Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of 150% of the Rent payable during the last month of the Term, and 125% of the prevailing rental rate in

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the Project for similar space, and • Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.
23.    Certain Rights Reserved by Landlord. Landlord shall have the following rights:
23.1    Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant at least 24 hours’ prior notice, which may be verbal notice given directly to Tenant (rather than as a voicemail), except in cases of real or apparent emergency, in which case no notice shall be required) to perform Landlord’s obligations under this Lease and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building or Complex; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; provided, however, if Tenant is prevented from using, and does not use, the Premises because of Landlord’s performance of any of the foregoing for a period of 15 consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such prevention of use, then Tenant shall, as its exclusive remedy be entitled to a reasonable and equitable abatement of Basic Rent and Additional Rent for each consecutive day (after such 15 business day period) that Tenant is so prevented from using the Premises
23.2    Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;
23.3    Prospective Purchasers and Lenders. Upon at least 24 hours’ prior notice (which notice may be verbal notice given directly to Tenant (rather than as a voicemail) to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and
23.4    Prospective Tenants. At any time during the last 6 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to extend the Term) upon at least 24 hours’ prior notice (which notice may be verbal) to Tenant, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
In exercising the foregoing rights in this Section 23, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s occupancy of the Premises.
24.    Substitution Space. Intentionally deleted.
25.    Miscellaneous.
25.1    Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date (and Landlord shall continue to be responsible for any obligations hereunder arising prior to the transfer date).

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25.2    Landlord’s Liability. The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building, Project or any Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the amount which is equal to the lesser of • the interest of Landlord in the Building, or • the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord). Further, Landlord (and its successors, partners, shareholders or members) shall not be personally liable for any deficiency, and in no event shall any liability hereunder extend to any sales or insurance proceeds received by Landlord (or its successors, partners, shareholders or members) in connection with the Project, the Building, the Premises or the Complex. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
25.3    Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
25.4    Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Lodge Commercial Partners, Inc. as Tenant’s broker and WWR Real Estate Services, LLC as Landlord’s broker, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.
25.5    Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: • this Lease is in full force and effect; • the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; • not more than one monthly installment of Basic Rent and other charges have been paid in advance; • there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and • Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
25.6    Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be • mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, • hand-delivered to the intended addressee or • sent by a nationally recognized overnight courier service. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
25.7    Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
25.8    Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to

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insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by electronic signatures as specifically set forth in Section 25.9; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by electronic signatures as specifically set forth in Section 25.9. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
25.9    Counterparts. This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.
25.10    Quiet Enjoyment. Provided Tenant is not in default hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject to the terms and conditions of this Lease and all matters of record as of the date of this Lease which are applicable to the Premises.
25.11    No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
25.12    No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
25.13    Entire Agreement; Arms’-Length Negotiation; No Reliance. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all verbal statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant. Landlord and Tenant agree that they have both had the opportunity to retain legal counsel to review, revise, and negotiate this Lease on their individual behalf. Landlord and Tenant stipulate that this Lease has been reviewed and revised by both Landlord and Tenant and their respective legal counsel and that the Lease is the result of an arms’-length negotiation and compromise. Landlord and Tenant further stipulate that they are both sophisticated individuals or business entities capable of understanding and negotiating the terms of the Lease. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Further, Tenant disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in this Lease.
25.14    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
25.15    Governing Law; Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. The proper place of venue to enforce this Lease will be the county or district in which the Premises are located. In any legal proceeding regarding this Lease, including enforcement of any judgments, Tenant irrevocably and unconditionally • submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; • accepts the venue of such courts and waives

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and agrees not to plead any objection thereto; and • agrees that service of process may be effected at the address specified for Tenant in this Lease, or at such other address of which Landlord has been properly notified in writing, and nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.
25.16    Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease, provided, however, that Landlord will grant Tenant consent to record a memorandum of this Lease if such recordation is required by any applicable Law, provided that, as a condition precedent to Landlord’s consent, Tenant shall execute, acknowledge and deliver to Landlord two original counterparts of a release of such memorandum of lease (with applicable recording information left blank) to be held by Landlord in trust until the expiration or earlier termination of this Lease, or Tenant’s right of possession hereunder. Tenant hereby authorizes Landlord to file such release of memorandum of lease in the applicable public records following such expiration or earlier termination of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable.
25.17    Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
25.18    Joint and Several Liability. If Tenant consists of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
25.19    Financial Reports. If Tenant is an entity that is domiciled in the United States of America, and whose securities are funded through a public securities exchange subject to regulation by the United States of America publicly traded over exchanges based in the United States and whose financial statements are readily available at no cost to Landlord (a “Public Company”), the terms of this Section 25.19 shall not apply. Otherwise, within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except • to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, • in litigation between Landlord and Tenant, and/or • if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 25.19 more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs. Landlord acknowledges that, as of the Effective Date, Tenant is a Public Company.
25.20    Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of Landlord hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable engineers’ or architects’ fees and reasonable attorneys’ fees (including amounts allocated by Landlord to Landlord’s in-house counsel as well as fees and expenses charged by outside counsel engaged by Landlord), within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
25.21    Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of

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access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location unless Landlord has previously reviewed and approved all plans, specifications and contracts pertaining to telecommunication service entry points, and any documents to which Landlord is a party or which may encumber the Project, which approval by Landlord will not be unreasonably withheld or delayed. Further, Landlord will work with Tenant to reasonably help Tenant implement Tenant’s desired Telecommunication Services as approved by Landlord. If Landlord fails to respond in writing within five business days after receipt from Tenant of such plans, specifications and contracts, Tenant may send Landlord a second written notice, which second notice, in order to be valid, must state in bold and capitalized letters at the top of the notice, “IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN FIVE BUSINESS DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE REQUEST.” If Landlord fails to approve or reject the second written request within such five business day period, Landlord shall be deemed to have approved such plans, specifications and contracts. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project, and shall be required, at Landlord’s election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like, all at no cost to Landlord. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
25.22    Confidentiality. Both Landlord and Tenant acknowledge that the terms and conditions of this Lease (other than the existence of this Lease and the location of the Premises) are to remain confidential for both parties’ benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, Landlord or Tenant may disclose the terms and conditions of this Lease to its respective attorneys, accountants, brokers, employees and existing or prospective financial partners and, as to Landlord, any potential purchasers, or any other party assisting Landlord in the sale or valuation of the Project, or if required by Law or court order, provided all parties to whom Landlord or Tenant is permitted hereunder to disclose such terms and conditions are advised by Landlord or Tenant (as the case may be) of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The disclosing party shall be liable for any disclosures made in violation of this Section by the disclosing party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by the disclosing party. The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure. Notwithstanding anything to the contrary herein, Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (a) to the extent required by legal requirements, (b) to the extent reasonably required to enforce such party’s rights hereunder, (c) to the extent reasonably necessary in connection with such party’s financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business (or any such transaction consummated by such party’s affiliate) (including disclosures that are reasonably necessary to comply with rules of the Securities and Exchange Commission or any stock exchange), (d) to the extent reasonably required in connection with such party’s books and records being audited, (e) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Project, and (f) pursuant to a press release which has been approved by both parties.
25.23    Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s file number assigned by the Delaware Secretary of State is 4240086. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

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25.24    Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. No Tenant Party shall use, generate, store or Release (defined below), or permit the use, generation, storage or Release of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws and in a reasonable and prudent manner. As used herein, “Release” means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. If any Tenant Party breaches its obligations under this Section 25.24, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from such Tenant Party’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from any Tenant Party’s failure to comply with the provisions of this Section 25.24. This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental Laws and shall survive termination or expiration of this Lease.
25.25    List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A    -    Outline of Premises
Exhibit B    -    Description of the Land
Exhibit C    -    Building Rules and Regulations
Exhibit D    -    Tenant Finish-Work: Allowance
Exhibit E    -    Form of Confirmation of Commencement Date Letter
Exhibit F    -    Form of Tenant Estoppel Certificate
Exhibit G    -    Parking
Exhibit H    -    Extension Option
Exhibit I    -    Right of First Refusal
Exhibit J    -    Form of Letter of Credit
25.26    Prohibited Persons and Transactions. Tenant covenants, represents and warrants that as of the Lease Date and at all times during the Term, neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to (and any such Transfer shall be void), contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
25.27    UBTI and REIT Qualification. All Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees • to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as “rents from real property,” and • to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section 25.27 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment. Tenant’s cooperation with Landlord pursuant to this Section 25.27 shall not exceed de minimis costs to Tenant.

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25.28    No Construction Contract. Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.
25.29    Abated Rent Buy-Out. If this Lease or any amendment hereto contains any provision for the abatement of Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto (other than as a result of Casualty, condemnation, or interruption of services), then in connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the abated Rent at any time prior to the expiration of the abatement period by • providing written notice thereof to Tenant and • paying to Tenant the amount of abated Rent then remaining due discounted to present value at a per annum rate equal to the Prime Rate. If Landlord elects to buy out all or a portion of the abated Rent, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to this Lease. In no event shall Landlord be obligated to pay a commission with respect to the abated Rent and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to the abated Rent by any broker or agent claiming the same by, through or under the indemnifying party.
26.    Other Provisions.
26.1    Sustainability.
26.1.1    The Building is or may become in the future certified under the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB) or the U.S. Green Building Council’s LEED rating system or operated pursuant to Landlord’s sustainable building practices, which practices may address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with any such minimum standards and specifications, in addition to all applicable Laws. Upon request, Tenant agrees to cooperate with Landlord in Landlord’s collection of data (refrigerant inventories, commuting transportation surveys, etc.) in connection with Landlord’s application for any such certification for the Building, including without limitation the LEED for Existing Buildings certification.
26.1.2    Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including lighting, office equipment, commercial quality kitchen equipment, vending and ice machines and purchasing products certified by the U.S. EPA’s Water Sense® program.
26.1.3    Tenant covenants and agrees, at its sole cost and expense: • to comply with all present and future Laws, orders and regulations of federal, state, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); • to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable Law; • to sort and separate its trash and recycling into such categories (aluminum, plastic, glass, corrugated materials, etc.) as are provided by Law or Landlord’s sustainability practices; • that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; • that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Law or Landlord’s sustainability practices, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and • that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Notwithstanding anything contained in this Section 26.1

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to the contrary, Tenant shall not be obligated to submit or monitor any applications for certification under any sustainability programs, whether governmental or private.
26.1.4    Landlord shall have the right, but not the obligation, to install water saving fixtures, appliances and equipment in the Premises and common areas, including waterless urinals and low flow faucets and toilets.
26.1.5    All work and/or alterations performed by a Tenant Party in the Premises shall be performed in accordance with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. Tenant further agrees to engage a qualified third party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase through implementation of any Tenant’s work and/or alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s sustainability practices, as aforesaid. Any of Tenant’s Work and alterations performed by Tenant shall meet LEED standards, but need not be LEED certified. Upon request, Tenant shall permit Landlord to review and copy all documentation and information submitted to the appropriate certifying organization in connection with any certifications Landlord seeks related to this Section 26.1.
26.1.6    In no event shall any Tenant Party install asbestos or asbestos containing material in the Building or any finishes on exterior walls that act as vapor barriers, such as vinyl wall coverings. In the event that any Tenant Party installs any finishes that act as vapor barriers, Tenant shall be responsible for any and all costs of removing and remediating any fungi, mold or mildew caused by the presence of such finishes.
26.2    Common Area Amenities. In addition to the Premises, Landlord licenses to Tenant, and Tenant licenses from Landlord any portions of the Project or Complex that may be, from time to time, designated by Landlord, from time to time, for the use, enjoyment and benefit of all tenants of the Project or Complex, as applicable, and their employees (collectively, the “Common Area Amenities”), it being expressly understood and agreed that Landlord shall not be obligated to provide any Common Area Amenities, unless otherwise specifically provided elsewhere in this Lease. From time to time, Landlord shall have the right (a) to alter the size and location of such Common Area Amenities and the type of equipment provided, (b) to include all management, maintenance, repair and equipment replacement costs related to the Common Area Amenities in Operating Costs, (c) to include a fair market rental for the Common Area Amenities in Operating Costs, and (d) to include the rentable square footage of the Common Area Amenities in the common area “add on” factor for all measurement purposes for the Building or the Project, as applicable, in which case, Tenant’s Proportionate Share shall be adjusted accordingly. In furtherance of the foregoing, Landlord may, at its discretion, require Tenant and its employees, officers, directors, and partners to execute certain other documents, including, without limitation, a license agreement and a waiver of claims and indemnity agreement, prior to granting such individuals access to certain of the Common Area Amenities. Tenant shall be responsible for the cost of any special services related to Tenant’s use of the Common Area Amenities. Tenant acknowledges and agrees that Tenant’s and any Tenant Party’s use of the Common Area Amenities is voluntary and, in consideration of the use of the Common Area Amenities, shall be undertaken by Tenant and such Tenant Party at its sole risk and in compliance with all rules and regulations promulgated by Landlord. Neither Landlord nor Landlord’s officers, directors, managers, servants, agents and/or shall be liable for any claims, demands, injuries, damages, actions or causes of action whatsoever arising out of or connected with Tenant’s and any Tenant Party’s use of the Common Area Amenities and their facilities and services. TENANT DOES HEREBY EXPRESSLY FOREVER WAIVE, RELEASE AND DISCHARGE THE RELEASED PARTIES FROM ANY AND ALL LIABILITY ARISING FROM ALL SUCH CLAIMS, DEMANDS, INJURIES, DAMAGES, ACTIONS AND/OR CAUSES OF ACTION, INCLUDING LIABILITY FROM ALL ACTS OF ACTIVE OR PASSIVE NEGLIGENCE, INCLUDING SOLE OR GROSS NEGLIGENCE, ON THE PART OF THE RELEASED PARTIES. The waivers contained in this Section 26.2 shall survive the expiration or earlier termination of this Lease.
26.3    Right to Remeasure. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right, from time to time, to remeasure the Premises and/or the Project (and/or the Complex, if applicable)

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in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, or any update thereto, and upon Landlord’s giving Tenant written notice of new measurements that are different from the then-current measurements, this Lease (including Basic Rent, Additional Rent and Tenant’s Proportionate Share) shall be amended to provide for such new measurements commencing on the date of Landlord’s written notice to Tenant. Additionally, if Landlord ever adds or removes structures from the Building, the Project or the Complex, Landlord shall have the right to remeasure the Premises, Building, Project and/or Complex, as applicable, using a standard selected by Landlord in its reasonable discretion. For avoidance of doubt, the areas stipulated in this Lease shall be fully applicable and binding on the parties until after such time, if ever, as any such remeasurement is effected, following which event the new measurements, if it differs from the measurements herein set forth, shall be applicable to future obligations only.
26.4    Signage.
26.4.1    Standard Suite and Directory Signage. Landlord, at Landlord’s sole expense, shall provide Building standard suite signage outside of the Premises, and Tenant’s name listed in any Building directory located in the lobby of the Building, and otherwise provide Building standard wayfinding signage to the extent such signage is provided to other tenants of the Complex.
26.4.2    Monument Signage. Tenant shall have the right to install one sign panel (the “Monument Sign Panel”) on the Building’s multi-tenant monument sign on the Project grounds for office tenants of the Project. Tenant shall install and maintain the Monument Sign Panel in a good, clean and safe condition and in accordance with all Laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Project is located (the “Sign Requirements”), all at Tenant's sole cost and expense (provided, that during the Term Landlord may elect to perform any repair or replacement of the Monument Sign Panel at Tenant’s sole cost). If the Monument Sign Panel uses any electricity, Tenant shall pay an equitable allocation by Landlord among the users of such monument sign. Tenant shall install the Monument Sign Panel on or before the date that is one month after the Commencement Date, or Tenant’s rights under this Section 26.4.2 to the signage not installed shall expire, time being of the essence with respect thereto. Prior to the end of the Term, or within five business days after Tenant's right to possess the Premises has been terminated, Tenant shall remove the Monument Sign Panel and repair all damage caused thereby. Additionally, if Tenant fails to do so prior to the deadlines set forth above, Landlord may, without compensation to Tenant and at Tenant's expense, remove the Monument Sign Panel, perform the related restoration and repair work and dispose of the Monument Sign Panel in any manner Landlord deems appropriate.
26.4.3    Signage Rights Personal to Tenant; Changes. The rights granted to Tenant under this Section 26.4 are personal to Dicerna Pharmaceuticals, Inc., and may not be assigned to any party other than a Permitted Transferee of all of Tenant’s rights under this Lease, and may be revoked by Landlord if Tenant ceases to lease and to occupy the Premises. Any changes or additions to the Monument Sign Panel shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion, and shall be made at Tenant's sole cost and expense. For all purposes under the Lease, the Monument Sign Panel shall be deemed to be Tenant's Off-Premises Equipment.
26.5    Tenant’s Letter of Credit.
26.5.1    General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, a standby, unconditional, irrevocable, transferable letter of credit (“Tenant’s Letter of Credit”) in the form of Exhibit J hereto and containing the terms required herein, in the face amount set forth in Section 26.5.6 (“Tenant’s Letter of Credit Amount”), naming Landlord as beneficiary, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant’s Letter of Credit shall be issued by Silicon Valley Bank (or another bank, as selected pursuant to the terms of this Section 26.5, “Issuing Bank”). Landlord acknowledges that, as of the Lease Date, the Issuing Bank meets Tenant’s LC Issuer Requirements. “Tenant’s LC Issuer Requirements” shall mean, collectively, a commercial bank reasonably acceptable to Landlord (a) that is chartered under the laws of the United States,

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any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (b) that has assets under management of at least Fifteen Billion Dollars ($15,000,000,000.00). If at any time, Tenant’s LC Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its reasonable discretion, Tenant shall, within 30 days of written notice from Landlord, deliver to Landlord a replacement Tenant’s Letter of Credit which otherwise meets the requirements of this Lease and that meets Tenant’s LC Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 30-day period). Among other things, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, present a draw under Tenant’s Letter of Credit for payment and to hold the proceeds thereof. Tenant shall cause Tenant’s Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in Tenant’s Letter of Credit Amount through the date (“Tenant’s Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If Tenant’s Letter of Credit held by Landlord expires earlier than the Tenant’s Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Tenant shall deliver a new Tenant’s Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of Tenant’s Letter of Credit then held by Landlord. Any renewal or replacement Tenant’s Letter of Credit shall comply with all of the provisions of this Section 26.5 shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Tenant’s Final LC Expiration Date upon the same terms as the expiring Tenant’s Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.
26.5.2    Drawings under Tenant’s Letter of Credit. Landlord shall have the right to draw upon Tenant’s Letter of Credit, in whole or in part, at any time and from time to time:
(a)    If an Event of Default occurs; or
(b)    If Tenant’s Letter of Credit held by Landlord expires earlier than the Tenant’s Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), and Tenant fails to deliver to Landlord, at least 10 days prior to the expiration date of Tenant’s Letter of Credit then held by Landlord, a renewal or substitute Tenant’s Letter of Credit that is in effect and that complies with the provisions of this Section 26.5.
No condition or term of this Lease shall be deemed to render Tenant’s Letter of Credit conditional so as to justify the Issuing Bank in failing to honor a drawing upon such Tenant’s Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon Tenant’s Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 26.5.
26.5.3    Use of Proceeds by Landlord. The proceeds of Tenant’s Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages Landlord has suffered or Landlord reasonably estimates it will suffer as a result of any default by Tenant under this Lease. Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (“Tenant’s LC Proceeds Account”). Landlord may apply funds from Tenant’s LC Proceeds Account against any Rent payable by Tenant under this Lease not paid when due and/or to pay for all losses and damages Landlord has suffered or Landlord reasonably estimates it will suffer as a result of any default by Tenant under this Lease. Tenant hereby grants Landlord a security interest in Tenant’s LC Proceeds Account and all funds held in such account and agrees that, in addition to all other rights and remedies available to Landlord under applicable Law, Landlord shall have all rights of a secured party under the Uniform Commercial Code in the state in which the Premises are located with respect to Tenant’s LC Proceeds Account. Tenant’s LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition

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of funds from Tenant’s LC Proceeds Account or any other right or interest in the Tenant’s LC Proceeds Account, and any interest accruing upon the funds in Tenant’s LC Proceeds Account shall belong to Landlord. Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the Tenant’s LC Proceeds Account is maintained may reasonably request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord’s control of) Tenant’s LC Proceeds Account or to effect the provisions of this Section 26.5.3. Tenant does hereby make, constitute and appoint Landlord its true and lawful attorney-in-fact, for it and in its name, place and stead, to execute and deliver all such instruments and documents, and to do all such other acts and things, as Landlord may deem to be necessary or desirable to protect and preserve the rights granted to Landlord under this Section 26.5.3 if Tenant is neglectful in its performance of the same, as reasonably determined by Landlord. Tenant hereby grants to Landlord the full power and authority to appoint one or more substitutes to perform any of the acts that Landlord is authorized to perform under this Section 26.5.3, with a right to revoke such appointment of substitution at Landlord’s pleasure. The power of attorney granted pursuant to this Section 26.5.3 is coupled with an interest and therefore is irrevocable. Any person dealing with Landlord may rely upon the representation of Landlord relating to any authority granted by this power of attorney, including the intended scope of the authority, and may accept the written certificate of Landlord that this power of attorney is in full force and effect. Photographic or other facsimile reproductions of this executed Lease may be made and delivered by Landlord, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Landlord, or upon a reproduction of this Lease, shall not be liable for permitting Landlord to perform any act pursuant to this power of attorney. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 30 days after the Tenant’s Final LC Expiration Date the amount of any proceeds of the Tenant’s Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, that if prior to the Tenant’s Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Tenant’s Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.
26.5.4    Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Tenant’s Letter of Credit, the amount of the Tenant’s Letter of Credit shall be less than the Tenant’s Letter of Credit Amount, Tenant shall, within ten days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Tenant’s Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 26.5 and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Tenant’s Letter of Credit or any part thereof or any interest in the Tenant’s LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
26.5.5    Transfer of Tenant’s Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Tenant’s Letter of Credit to another party, person or entity, including Landlord’s Mortgagee and/or to have the Tenant’s Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building and transfers the Tenant’s Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Tenant’s Letter of Credit to a new landlord. In connection with any such transfer of the Tenant’s Letter of Credit by Landlord, Tenant shall execute and submit to the

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issuer of the Tenant’s Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Landlord shall be responsible for paying the first $1,500.00 for any costs and expenses related to such applications, documents and instruments, including any of issuer’s transfer and processing fees in connection with any transfer of the Tenant’s Letter of Credit, and Tenant shall pay the remaining balance of all such costs, expenses and fees. If Landlord advances any such fees over the first $1,500.00 (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.
26.5.6    Reduction in Tenant’s Letter of Credit Amount. Provided no Event of Default has occurred hereunder and, no less than 30 days prior to each requested letter of credit reduction date, Tenant has delivered to Landlord a written request for Landlord to acknowledge (and Landlord has made such acknowledgement in writing) that no Event of Default has occurred hereunder, Tenant may reduce the Tenant’s Letter of Credit Amount to the following amounts for the following periods of time:

Lease Month	Required Tenant’s Letter of Credit Amount
1 – 36	$350,000.00
37 – The date that is 60 days after the end of the Term or any renewal Term	$250,000.00

If an Event of Default occurs, the scheduled reduction in the Letter of Credit Amount shall immediately cease and shall not resume unless and until the Event of Default in question is fully cured and no further Event of Default occurs for a period of 12 consecutive months thereafter and Tenant has delivered to Landlord a written request for Landlord to acknowledge (and Landlord has made such acknowledgement in writing) that no Event of Default has occurred for a period of 12 consecutive months hereunder. In the event Tenant is permitted to reduce the Tenant’s Letter of Credit, Tenant shall deliver to Landlord an acceptable (pursuant to this Section) substitute Tenant’s Letter of Credit or amendment to the existing Tenant’s Letter of Credit in such appropriately reduced amount. Landlord agrees, in the instance of such substitute Tenant’s Letter of Credit, to surrender the replaced Tenant’s Letter of Credit promptly after receipt of the substitute.
26.5.7    Nature of Tenant’s Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Tenant’s Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the Tenant’s LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Tenant’s Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
26.6    Community Space. Tenant shall have the non-exclusive right to utilize the outdoor common areas, but specifically excluding any roof-top space, which are commonly made available to other tenants in the Project. In addition, Tenant shall have the non-exclusive right to install improvements and alterations in all such outdoor common areas; provided, however, that all such improvements or alterations (i) are approved by Landlord in the same manner as alterations to the Premises pursuant to Section 8 (and in no event shall any such alterations to the outdoor common areas be considered Minor Alterations); and (ii) shall be available for the common use by all tenants of the Building and the adjacent building, and not exclusively for Tenant’s use. If Tenant requests that Landlord supervise any work described in this Section 26.6, Tenant shall pay to Landlord a construction management fee equal to 5% of the cost of such work. If Tenant has not requested that Landlord supervise any work described in this Section 26.6, then Tenant shall not be required to pay Landlord a construction management, provided however, notwithstanding the foregoing, if Tenant has not requested that Landlord supervise such work, but such work affects the Building’s Systems or Building’s Structure thus requiring Landlord’s participation, Tenant shall pay to Landlord a construction management fee equal

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to 5% of the cost of that portion of the work affecting the Building’s Systems or Building’s Structure. Any such improvements or alterations made by Tenant shall be at Tenant’s sole risk and expense, shall be maintained by Landlord as a Common Area, and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.
26.7    Supplemental HVAC System.
26.7.1    Right to Install Supplemental HVAC System. Provided Tenant complies with the terms of this Section 26.7, Tenant may, at its risk and expense, install, operate, and maintain one or more supplemental, separately-metered HVAC system reasonably necessary for Tenant’s business operations (the “Supplemental HVAC System”) at one or more locations within the Project reasonably approved by Landlord.
26.7.2    Delivery of Plans, Specifications and Permits. Before installing the Supplemental HVAC System, Tenant shall submit to Landlord for its approval (which approval shall be given or withheld by Landlord using the same standards described in Section 8.1) (a) construction ready plans and specifications prepared by a registered professional engineer in the State in which the Premises is located reasonably approved by Landlord which (1) specify in detail the design, location, size, model, weight, method of installation (including the proposed method of sound proofing and ventilation system) and, if the Supplemental HVAC System will be located outside the Premises, the screening therefor, and (2) are sufficiently detailed to allow for the installation of the Supplemental HVAC System in a good and workmanlike manner and in accordance with all Laws and (b) all necessary consents, approvals, permits or registrations, including architectural guidelines in effect for the area in which the Project is located as they may be amended from time to time, required for the installation, maintenance, use or operation of the Supplemental HVAC System. Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with architectural guidelines and/or sound engineering practices or will comply with all applicable Laws; such compliance shall be the sole responsibility of Tenant. To the extent that any permits or registrations are required for the installation, maintenance or operation of the Supplemental HVAC System, they shall be obtained in Tenant’s name and Tenant shall maintain such permits throughout the Term. Landlord will reasonably cooperate with Tenant in obtaining such permits, provided such cooperation shall be at de minimis cost to Landlord.
26.7.3    Tenant’s Installation of Supplemental HVAC System. If Landlord approves Tenant’s plans and specifications for the Supplemental HVAC System, Tenant shall install the Supplemental HVAC System in a good and workmanlike manner and in accordance with the approved plans and specifications therefor, all Laws and all applicable permits and consents issued with respect to the Supplemental HVAC System in a manner so as not to damage the Building or materially interfere with the use of any portion of the Project while such installation is taking place.
26.7.4    Electricity Use of Supplemental HVAC System. Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring for, or otherwise related to, the Supplemental HVAC System, and thereafter Tenant shall pay to Landlord the monthly electrical submeter charges for the Supplemental HVAC System throughout the Term.
26.7.5    Tenant’s Operation and Maintenance of Supplemental HVAC System. Tenant shall use, maintain, and operate the Supplemental HVAC System and the screening, if any, therefor, in a good, clean, and safe condition, in accordance with all Laws, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, all manufacturer’s suggested maintenance programs, the approved plans and specifications therefor and in such a manner so as not to unreasonably interfere with any other equipment or systems (including other supplemental HVAC systems) in the Project, all at Tenant’s sole cost and expense. In addition to Tenant’s other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing the Supplemental HVAC System and associated equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the commencement of any installation or work related to the

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Supplemental HVAC System. All work relating to the Supplemental HVAC System shall, at Tenant’s expense, be coordinated with Landlord. Landlord shall reasonably cooperate with Tenant in the installation process, provided such cooperation will be at de minimis cost to Landlord. Tenant shall maintain insurance with respect to the Supplemental HVAC System reasonably satisfactory to Landlord, listing Landlord, Landlord’s Mortgagee and the Building manager, as additional insureds. Tenant shall immediately remove from the area surrounding the Supplemental HVAC System any spills or other leaks of fluid from the Supplemental HVAC System. Tenant shall repair any damage to the Building caused by or relating to the Supplemental HVAC System, including that which is caused by its installation, maintenance, use, operation or removal, and Tenant shall restore the area on which the Supplemental HVAC System was located to its condition as of the Lease Date. If Tenant fails to do so within ten days after Landlord’s written request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith, plus an administrative fee of 15% of such costs, within 30 days after Landlord’s written request therefor.
26.7.6    Supplemental HVAC Removal Obligations; Landlord’s Rights. Prior to the end of the Term, or, if earlier, within fifteen (15) days after this Lease or Tenant’s right to possess the Premises has been terminated or Tenant’s vacating the Premises, Tenant shall, at its risk and expense, remove the Supplemental HVAC System. If Tenant fails to do so, Landlord may remove the Supplemental HVAC System and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith, plus an administrative fee of 15% of such costs, within ten days after Landlord’s request therefor. Alternatively, at Landlord’s election, Tenant shall deliver to Landlord the Supplemental HVAC System in good repair and condition, normal wear and tear excepted (damages from Casualty and condemnation excepted), and deliver to Landlord a bill of sale for the Supplemental HVAC System and all operating manuals, keys and similar items with respect to the Supplemental HVAC System, and thereafter the Supplemental HVAC System shall be Landlord’s property.
26.7.7    Disclaimer. For all purposes under this Lease, the Supplemental HVAC System shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE SUPPLEMENTAL HVAC SYSTEM, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS).
26.7.8    Personal Right. Tenant may only use the Supplemental HVAC System in connection with Tenant’s business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise, except in connection with Permitted Transfers and any other Transfers approved in writing by Landlord.
26.8    Generator.
26.8.1    Right to Install Generator. Provided Tenant complies with the terms of this Section 26.8.1, Tenant may, at its risk and expense, install, operate and maintain one generator for emergency back-up purposes (the “Generator”, which defined term shall also refer to any associated fuel tank and all related equipment) at a location on the Building grounds reasonably approved by Landlord. Any fuel tank associated with the Generator, together with such Generator, shall be a single, self-contained, double-wall, above-ground fuel tank unit and equipped with a critical silence muffler. No underground storage tanks may be installed or used in connection with the Generator.
26.8.2    Delivery of Plans, Specifications and Permits. Before installing the Generator, Tenant shall submit to Landlord for its approval (which approval shall be given or withheld by Landlord using

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the same standards described in Section 8.1) (a) construction ready plans and specifications prepared by a registered professional engineer in the State in which the Premises is located reasonably approved by Landlord which (1) specify in detail the design, location, screening, size, model, weight and method of installation (including separation walls, sound proofing and ventilation system) and (2) are sufficiently detailed to allow for the installation of the Generator in a good and workmanlike manner and in accordance with all Laws and (b) all necessary consents, approvals, permits or registrations, including architectural guidelines in effect for the area in which the Project is located as they may be amended from time to time, required for the installation, maintenance, use or operation of the Generator. Landlord may, as a condition to approving installation of the Generator, require that Tenant screen the Generator with a screening device reasonably acceptable to Landlord. Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with architectural guidelines and/or sound engineering practices or will comply with all applicable Laws; such compliance shall be the sole responsibility of Tenant. To the extent that any permits or registrations are required for the installation, maintenance or operation of the Generator, they shall be obtained in Tenant’s name and Tenant shall maintain such permits throughout the Term. Landlord shall reasonably cooperate with Tenant in obtaining such permits, provided such cooperation will be at de minimis cost to Landlord.
26.8.3    Tenant’s Installation of Generator. If Landlord approves such plans, Tenant shall install (in a good and workmanlike manner) the Generator in accordance with the approved plans and specifications therefor and all Laws (including all applicable permits and consents issued with respect to the Generator) in a manner so as not to damage the Building or materially interfere with the use of any portion of the Project while such installation is taking place.
26.8.4    Electricity Use of Generator. If the Generator uses any electricity (including for any back-up batteries or power sources), Tenant shall pay for the cost to purchase and install electrical submeter equipment and wiring for, or otherwise related to, the Generator, and thereafter Tenant shall pay to Landlord the monthly electrical submeter charges for the Generator throughout the Term.
26.8.5    Tenant’s Operation and Maintenance of Generator. Tenant shall use, operate and maintain the Generator and the screening therefor in a good, clean, and safe condition, in accordance with all Laws, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, all manufacturer’s suggested maintenance programs, the approved plans and specifications therefor and in such a manner so as not to unreasonably interfere with any other equipment or systems (including other generators) in the Project, all at Tenant’s sole cost and expense. In addition to Tenant’s other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing the Generator and associated equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the installation of the Generator or any work related thereto. Additionally, copies of all renewals or extensions of such contract shall be provided to Landlord within ten days following the effective date thereof. If Tenant fails to provide a copy of such contract (or renewal) within ten business days following Landlord’s written request therefor, Landlord may elect to enter into such contract at Tenant’s cost, plus an administrative fee of 5% of such cost. All work relating to the Generator shall, at Tenant’s expense, be coordinated with Landlord. Landlord shall reasonably cooperate with Tenant in work relating to the Generator, provided such cooperation will be at de minimis cost to Landlord. Tenant shall (a) properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator, (b) ensure that the Generator is properly exhausted at all times so no odors emanate therefrom, and (c) ensure that all testing of the Generator is performed after normal business hours and coordinated with Landlord. Tenant shall maintain insurance with respect to the Generator reasonably satisfactory to Landlord, listing Landlord, Landlord’s Mortgagee and the Building manager, as additional insureds. Tenant shall repair any damage to the Building caused by or relating to the Generator, including that which is caused by its installation, maintenance, use, operation or removal, and Tenant shall restore the area on which the Generator was located to its condition as of the Lease Date. If Tenant fails to do so within ten days after Landlord’s written request, Landlord may perform such work and Tenant shall pay to Landlord

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all reasonable costs incurred in connection therewith, plus an administrative fee of 15% of such costs, within 30 days after Landlord’s written request therefor.
26.8.6    Generator Removal Obligations; Landlord’s Rights. Prior to the end of the Term, or, if earlier, within 15 days after this Lease or Tenant’s right to possess the Premises has been terminated or Tenant’s vacating the Premises, Tenant shall, at its risk and expense, remove the Generator. If Tenant fails to do so, Landlord may remove the Generator and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten days after Landlord’s request therefor. Alternatively, at Landlord’s election, Tenant shall deliver to Landlord the Generator in good repair and condition, normal wear and tear excepted (damages from Casualty and condemnation excepted), and deliver to Landlord a bill of sale for the Generator and all operating manuals, maintenance records, keys, any applicable warranties and similar items with respect to the Generator, and thereafter the Generator shall be Landlord’s property.
26.8.7    Disclaimer. For all purposes under this Lease, the Generator shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment. LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE GENERATOR, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY LANDLORD’S NEGLIGENCE OR THAT OF ITS EMPLOYEES AND/OR AGENTS (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES AND OR AGENTS).
26.8.8    Personal Right. Tenant may only use the Generator in connection with Tenant’s business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise, except in connection with Permitted Transfers and any other Transfers approved in writing by Landlord.
26.9    Temporary Premises
26.9.1    Lease Grant; Term; Acceptance; Insurance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions of this Lease (except as otherwise set forth in this Section 26.9), Suite 101 in the building located at 4845 Pearl East Circle, Boulder, Colorado 80301 containing approximately 2,877 rentable square feet and depicted on Exhibit A (the “Temporary Space”). The lease term for the Temporary Space shall commence on the full execution of this Lease, and expire on the Commencement Date (the “Temporary Space Term”). Tenant accepts the Temporary Space in its “AS-IS” condition on the date this Lease is entered into, and Landlord shall have no obligation to perform any demolition or tenant-finish work therein. Prior to Tenant’s occupancy of the Temporary Space, Tenant shall deliver to Landlord evidence that the insurance required under Section 11.1 of this Lease has been obtained.
26.9.2    Terms Applied to Temporary Space. All terms and provisions of this Lease shall be applicable to the Temporary Space, including Section 11 (Insurance; Waivers; Subrogation; Indemnity), except that Tenant shall not be entitled to any allowances, rent credits or abatements, expansion rights or renewal rights with respect to the Temporary Space unless such concessions or rights are specifically provided for herein with respect to the Temporary Space.
26.9.3    Basic Rent; Additional Rent; Tenant’s Proportionate Share. During the Temporary Space Term, Tenant shall not pay monthly Basic Rent with respect to the Temporary Space, however, Tenant shall pay Additional Rent, including Tenant’s proportionate share (based on the rentable square feet in the Temporary Space) of Electrical Costs, Operating Costs and Taxes during the Temporary Space Term.

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26.9.4    Surrender of Temporary Space Upon Commencement Date. Within two days after the Commencement Date, Tenant shall vacate and surrender the Temporary Space in the condition required under this Lease and relocate to the Premises, failing which Tenant shall be a holdover tenant with respect to the Temporary Space pursuant to Section 22 of this Lease (and shall pay to Landlord, in addition to all other Rent, Basic Rent with respect to the Temporary Space in an amount equal to 200% of the monthly Rent payable by Tenant during the first full calendar month of the Term disregarding, for the purposes of such calculation, any abatement of Rent granted in this Lease) and Tenant shall pay to Landlord Rent with respect to the Premises in accordance with this Lease.
26.9.5    Right to Market Temporary Space. Landlord shall have the right, upon reasonable prior notice (which notice may be verbal or by electronic mail) to Tenant, to enter the Temporary Space at all reasonable hours to show the Temporary Space to prospective tenants.
26.9.6    Temporary Space Term Parking. During the Temporary Space Term, Tenant shall have the right to use up to three (3) unreserved parking spaces for every one thousand (1,000) rentable square feet of the Temporary Space (which, based upon the Temporary Space comprising 2,877 rentable square feet of space, results in a total of eight spaces being made available to Tenant pursuant hereto), subject to the terms of Exhibit G attached hereto.

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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. This Lease is executed as of the Lease Date (as defined in the Basic Lease Information).

TENANT:	DICERNA PHARMACEUTICALS, INC., a Delaware corporation

By:/s/ David Miller

Name: David Miller

Title: SVP, Corporate Operations

LANDLORD:	WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, a Delaware limited liability company

By:/s/ Scott Brucker

Name: Scott Brucker

Title: Authorized Signatory

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Exhibit A

OUTLINE OF PREMISES

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EXHIBIT B

DESCRIPTION OF THE LAND
Lots 2, 3, 4, 5, 6 and 7, PEARL EAST BUSINESS PARK, according to the plat recorded September 16, 1987 on Film 1495 as Reception No. 877236 in Plan File P-21, F-2, No. 39, County of Boulder, State of Colorado.
Lots 8, 9 and 10, PEARL EAST BUSINESS PARK REPLAT A, according to the plat recorded August 9, 1991 on Film 1687 as Reception No. 1122506 in Plan File P-26, F-1, No. 50, County of Boulder, State of Colorado.

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EXHIBIT C

BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Project, the Complex, any parking garage or other parking lot or facility associated therewith, and the appurtenances thereto:
1.    Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Project or the Complex. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.
2.    Landlord reserves the right to exclude from the Project or the Complex at all times other than normal business hours all persons who do not present a pass to the Project on a form or card approved by Landlord. Tenant shall be responsible for all of its employees, agents, invitees and guests who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of such persons.
3.    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
4.    No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.
5.    Landlord shall provide all door locks at the entry of each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys and/or access cards to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Replacement keys and/or access cards shall be provided on a reasonable basis and at Tenant’s cost.
6.    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
7.    Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
8.    Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, birds or animals (other than those that are medically necessary) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters or for any immoral, disreputable or illegal purposes.
9.    Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

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10.    To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.
11.    Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.
12.    Except with respect to machinery used by Tenant in connection with Tenant’s Permitted Use, no machinery or appliances of any kind (other than normal office equipment and normal break room appliances) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
13.    Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
14.    No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, except for vending or dispensing machines that dispense beverages and snacks, provided such vending and dispensing machines: (a) are not visible from the common area corridors; (b) do not draw electrical usage in excess of a standard vending machine for food or beverages or consume more than building standard electricity; and (c) are for the sole use of Tenant and its employees and are not used for vending to others.
15.    Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.
16.    All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.
17.    No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
18.    Tenant will not permit any Tenant Party to bring onto the Complex any handgun, firearm or other weapons of any kind, marijuana, cannabis-based products, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.
19.    Tenant shall not permit any Tenant Party to smoke (including the use of any form of tobacco, marijuana, cannabis-based products, e‑cigarette, electronic cigarette, personal vaporizer or electronic nicotine delivery system) in the Premises or anywhere else on the Complex, except for tobacco products in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.
20.    Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.
21.    Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.
22.    Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Project.
23.    Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall turn off all lights before leaving the Project at the end of the day.

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24.    Without the prior written consent of Landlord, Tenant shall not use the name of the Complex or any picture of the Complex in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.
25.    Canvassing, soliciting and peddling within the Complex is prohibited, and Tenant shall cooperate in preventing such activities.
26.    Tenant shall comply with any recycling programs implemented by Landlord from time to time with respect to the Project.
27.    Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Complex any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.
28.    Tenant shall ensure that all portions of the leased premises visible from any interior Building common areas are lighted at all times during normal business hours regardless of whether the leased premises are occupied.

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EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE
(Landlord Performs the Work)
1.    Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS‑IS” condition on the date that this Lease is entered into.
2.    Space Plans.
2.1    Preparation and Delivery. On or before the tenth day following the date of this Lease (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by Robin Youngelman or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).
2.2    Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).
3.    Working Drawings.
3.1    Preparation and Delivery. On or before the date which is 15 days following the final approval of the Space Plans, as outlined in Section 2 above, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by Architect or another design consultant selected by Landlord. Unless otherwise expressly included in the approved Space Plans to the contrary, the Work shall be performed utilizing Building-standard materials and other materials that are readily available.
3.2    Approval Process. Tenant shall notify Landlord in writing whether it approves of the submitted working drawings within five business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

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3.3    Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Project’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Project, (B) the appearance of the Project’s common areas or elevator lobby areas, or (C) the provision of services to other occupants of the Project, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner for the entire Premises, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings, using contractors and subcontractors selected by Landlord.
4.    Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to two contractors selected by Landlord and one contractor selected by the Tenant, and reasonably approved by Landlord. If the estimated Total Construction Costs are expected to exceed the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within five business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such five business day period, Tenant shall be deemed to have approved the bids. Within seven business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (a) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day. Tenant and Landlord acknowledge and agree that Tenant shall select the contractor for the Work based on the bids, provided however that Tenant’s decision shall be subject to Landlord’s reasonable approval of such contractor’s bid.
5.    Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3.3 above; additionally, if any such requested change might (a) delay the Commencement Date or (a) leave any portion of the Premises not fully finished and ready for occupancy, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared accurate architectural, mechanical, electrical and plumbing “as-built” plans of the Work as constructed in both blueprint and electronic CADD format, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
6.    Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (a) because of any change by Tenant to the Space Plans or Working Drawings, (a) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working

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Drawings, or in connection with the performance of the Work, (a) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, or (a) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord, including, if applicable, Landlord’s receipt of a Letter of Completion or other similar approval from the City of Boulder) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.
7.    Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.
8.    Excess Costs. Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (a) pay to Landlord 50% of Landlord’s estimate of the Excess Amount. Within 30 days after Substantial Completion of the Work, Tenant shall pay to Landlord any remaining unpaid portion of the Excess Amount. In the event of default of payment of any portion of the Excess Amount, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease. As used herein, “Total Construction Costs” means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, any applicable governmental fees, and the construction supervision fee referenced in Section 11 of this Exhibit.
9.    Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $60.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within 12 months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.
10.    Space Plan Allowance. Landlord will provide up to $0.15 per rentable square foot of the Premises (the “Space Plan Allowance”) to be applied towards the costs incurred for Architect's preparation of the Space Plans. Tenant shall be responsible for any space planning costs incurred in excess of the Space Plan Allowance. The Space Plan Allowance is in addition to the Construction Allowance. In no event shall any portion of the Space Plan Allowance be used to fund any portion of the Total Construction Costs or to offset Tenant's Rent payments under the Lease. If the Architect is engaged by Landlord, and the cost of the space plan exceeds the Space Plan Allowance, such excess costs will be considered Total Construction Costs and payable by Tenant in accordance with Section 8 of this Exhibit. The Space Plan Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Space Plan Allowance must be used (that is, the Work must be fully complete and the Space Plan Allowance disbursed) within 12 months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

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11.    Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Project and the Building’s Systems. Landlord or its Affiliate or agent shall use commercially reasonable efforts to coordinate weekly telephonic or in-person status meetings with Tenant’s Representative. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs (exclusive of the construction supervision fee).
12.    Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Rob Van Vleet c/o WWR Real Estate Services, LLC 1375 Walnut Street, Suite 10 Boulder, CO 80302 Telephone: 303.442.8687 Email: rob@wwreynolds.com

Tenant’s Representative:	Rick Gurmendi Telephone: 303.884.4166 Email: rgurmendi@yahoo.com
13.    Miscellaneous.
13.1    To the extent not inconsistent with this Exhibit, Sections 8.1 and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE
______________________, 20__
Dicerna Pharmaceuticals, Inc.
4949 Pearl East Circle, Suite 100
Boulder, Colorado 80301

Re:
Lease Agreement (the “Lease”) dated August 26, 2019, between WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.    Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.    Commencement Date. The Commencement Date of the Lease is __________________, 20__.
3.    Expiration Date. The Term is scheduled to expire on ______________, 20___, which is the last day of the 87th full calendar month following the Commencement Date.
4.    Contact Person. Tenant’s contact person in the Premises is:

Dicerna Pharmaceuticals, Inc. 4949 Pearl East Circle, Suite 100 Boulder, CO 80301 Attention: _______________________________ Telephone: ___.___.____
5.    Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (a) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.    Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
____________________, on behalf of Landlord

By:

Name:

Title:

Agreed and accepted:
DICERNA PHARMACEUTICALS, INC.,
a Delaware corporation
By:

Name:

Title:

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EXHIBIT A

PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE
2    The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:
1.    The Lease consists of the original Lease Agreement dated as of __________________, 20___, between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.    The Term commenced on _______________________, 20___, and the Term expires, excluding any extension options, on _______________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Project or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.    Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.    All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $___________.
6.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7.    As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8.    No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9.    If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has

DMWEST #36871000 v9    1    PEARL EAST
BOULDER, CO 80301

full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.    There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.    Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.
12.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.
3    Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
4    Executed as of _______________________, 20_.

TENANT:	______________________________, a
By:
Name:
Title:

DMWEST #36871000 v9    2    PEARL EAST
BOULDER, CO 80301

EXHIBIT G

PARKING
5    Tenant shall have the right to use up to three (3) unreserved parking spaces for every one thousand (1,000) rentable square feet of space leased by Tenant in the Premises (which, based upon the Premises comprising 15,781 rentable square feet of space, results in a total of 47 spaces being made available to Tenant pursuant hereto) in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, on the first day of each month during the Term, parking rent (plus all applicable taxes) during the Term equal to the rate then established by Landlord for unreserved parking spaces in the Parking Area, if any, for each such parking space. Landlord will allow Tenant to use up to three parking spaces for electric vehicle stations for Tenant’s exclusive use; provided that Tenant installs such stations at Tenant’s sole cost and expense, subject to Landlord’s approval, the stations be sub-metered and Tenant pays all electrical costs. As of the Lease Date, the rate for unreserved parking spaces is as follows:

Monthly Rent per Unreserved Parking Space
$0.00

6    Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card, sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.
7    Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.
8    All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

DMWEST #36871000 v9    1    PEARL EAST
BOULDER, CO 80301

EXHIBIT H

EXTENSION OPTION
9    Tenant may extend the Term for up to two additional period of five years each, by delivering written notice of the exercise thereof to Landlord not earlier than 12 months or later than 9 months before the expiration of the then-current Term. The Basic Rent payable for each month during such extended Term shall be the Prevailing Rental Rate (defined below) at the commencement of the extended Term in question. As used herein, the “Prevailing Rental Rate” shall mean the prevailing rental rate that a willing tenant would pay, and a willing landlord would accept (both having reasonable knowledge of the relevant factors), for a renewal of a lease of space that is of equivalent quality, size, utility and location as the space in question and that is located in comparable buildings in Boulder (including the Building), taking into consideration (a) the location, quality and age of the Building; (b) the use and size of the space in question; (c) the location and/or floor level of the space in question; (d) the amount of any tenant improvement allowances, abatement of rental, or other tenant inducements for the space in question, if any; (e) the fact that a lease may be a “triple net”, “base year” or “gross” lease for the space in question; (f) the amount of any brokerage commissions; (g) the expense stop or base year for pass-through expense purposes for the space in question; (h) the credit standing of Tenant; (i) the length of the term for the space in question; (j) the amount and frequency of increases in Basic Rent; (k) the fact that Tenant will not incur any moving or relocation expenses, and the fact that Tenant will not incur any loss of business while relocating to another space; (l) the tenant improvements located in the space in question; and (m) the amount of any parking charges of equivalent quality, size, utility and location. In no event, however, shall the Basic Rent in the extended Term be less than the Basic Rent rate per rentable square foot in effect during the last calendar month immediately preceding the extended Term. Within 30 days after receipt of Tenant’s notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within five days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, within 30 days following the determination of the Prevailing Rental Rate, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions provided in this Lease, except as follows:
(a)    Basic Rent shall be adjusted to the Prevailing Rental Rate, with periodic increases therein as described above;
(b)    Except for any unexercised renewal option provided in this Exhibit, Tenant shall have no further option to extend the Term unless expressly granted by Landlord in writing;
(c)    Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; provided, however, if Landlord provides any such allowances or other tenant inducements for renewals of space in the Building, and such allowances have been taken into account in determining the Prevailing Rental Rate, then Landlord shall provide such allowances to Tenant; and
(d)    Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).
10    If Tenant timely delivers written notice to Landlord that Tenant rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, and Landlord and Tenant fail to reach agreement on the Prevailing Rental Rate within 15 days following Landlord’s receipt of Tenant’s rejection notice, then Tenant shall, by written notice to Landlord given prior to the expiration of such 15 day period, elect either to (1) rescind its election to renew the Lease, in which case the Lease shall end on the then-current expiration date and neither Landlord nor Tenant shall have any further obligation or liability under this Exhibit, or (2) require that the determination of the Prevailing Rental Rate be made by brokers (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within ten days thereafter, each party shall select a licensed commercial real estate broker with at least ten years’

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BOULDER, CO 80301

experience in leasing property and buildings in the city or submarket in which the Premises are located (a “Qualified Broker”). The two brokers shall give their opinion of prevailing rental rates (based upon the same criteria as described in the first paragraph above) within ten days after their retention. If such brokers timely reach agreement, such agreed determination shall be final and binding on Landlord and Tenant. In the event the opinions of the two brokers differ and, after good faith efforts for ten days after the expiration of such initial ten day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third Qualified Broker. If the brokers are unable to agree upon such third Qualified Broker, then such third Qualified Broker shall be appointed by the American Arbitration Association upon the request of either Landlord or Tenant (and such appointee shall satisfy the requirement of a Qualified Broker and shall be bound by the procedures described in this paragraph). This third broker shall immediately (within five days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Prevailing Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, then, at Landlord’s option, (a) Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to extend the Term; or (a) Tenant shall be deemed to have irrevocably renewed the Term and to have accepted Landlord’s determination of the Prevailing Rental Rate.
11    Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the commencement date of the extended Term, (a) this Lease or Tenant’s right to possession of any of the Premises is terminated, (a) Tenant assigns its interest in this Lease or sublets any portion of the Premises, (a) Tenant fails to lease from Landlord and occupy at least the same number of rentable square feet leased to Tenant as of the Lease Date, (a) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease, or (a) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

DMWEST #36871000 v9    2    PEARL EAST
BOULDER, CO 80301

EXHIBIT I

RIGHT OF FIRST REFUSAL
12    Subject to then-existing renewal or expansion options or other preferential rights of other tenants, if Landlord receives an offer from a third party (other than the then-current tenant or occupant therein) (a “Third Party Offer”) to lease space on the second floor of the Building (the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall (a) be in writing, (a) specify the part of the Refusal Space being offered to Tenant hereunder (the “Designated Refusal Space”), (a) specify the rent to be paid for the Designated Refusal Space, and (a) contain the basic terms and conditions of the Third Party Offer and the date on which the Designated Refusal Space shall be included in the Premises (the “Refusal Notice”). The Refusal Notice shall be substantially similar to the Refusal Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the Designated Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Refusal Notice, within three days after Landlord delivers to Tenant the Refusal Notice. If Tenant timely elects to lease the Designated Refusal Space within such three-day period, Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Designated Refusal Space is to be included in the Premises, on the same terms as this Lease except (1) the Basic Rent and parking charges shall be the amounts specified in the Refusal Notice, (1) the term for the Designated Refusal Space shall be that specified in the Refusal Notice, (1) Tenant shall lease the Designated Refusal Space in an “AS‑IS” condition, (1) Landlord shall not be required to perform any work therein, (1) Landlord shall not provide to Tenant any allowances other than those contained in the Third Party Offer (e.g., moving allowance, construction allowance, and the like) if any, and (1) other terms set forth in the Lease which are inconsistent with the terms of the Refusal Notice shall be modified accordingly. Notwithstanding the foregoing, if the Refusal Notice includes space in excess of the Refusal Space, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Refusal Notice. To the extent that multiple tenants have rights to lease the Refusal Space, Landlord may elect to deliver a Refusal Notice to Tenant and such third party tenants at the same time, and if both Tenant and another third party tenant accept the Refusal Notice, the party with the superior rights shall prevail.
13    If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Refusal Space, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood Tenant’s right hereunder is a one-time right only as to all or any part of the Refusal Space the first time it is offered to Tenant hereunder), and Landlord may lease all or a portion of the Designated Refusal Space to third parties on such terms as Landlord may elect. Tenant’s failure to exercise its right to lease the Designated Refusal Space the first time any Refusal Notice is delivered to Tenant shall constitute Tenant’s waiver of its rights under this Exhibit. In the event Tenant exercises its right to lease the Designated Refusal Space, or fails to exercise such right, Landlord shall have no further obligation to deliver any additional Refusal Notice to Tenant for all or any part of the Refusal Space. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.
14    Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Refusal Space to the Premises, (a) this Lease or Tenant’s right to possession of any of the Premises is terminated, (a) Tenant assigns its interest in this Lease or sublets any portion of the Premises, (a) Tenant fails to lease from Landlord and occupy at least the same number of rentable square feet leased to Tenant as of the Commencement Date, (a) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease, (a) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (a) less than two full calendar years remain in the initial Term of this Lease.
15    Tenant’s rights under this Exhibit shall not apply to leases that allow tenants in the Building to use such space as unfinished storage area and other temporary leases to provide temporary space to tenants that ultimately

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BOULDER, CO 80301

will occupy other space in the Building on a permanent basis, any management space, tenant relocation space and other building space/amenities (conference center, fitness center, etc.).

DMWEST #36871000 v9    2    PEARL EAST
BOULDER, CO 80301

16
FORM OF REFUSAL NOTICE
[Insert Date of Notice]
BY FEDEX
Dicerna Pharmaceuticals, Inc.
4949 Pearl East Circle, Suite 100
Boulder, Colorado 80301

Re:
Lease Agreement (the “Lease”) dated August 26, 2019, between WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

Ladies and Gentlemen:
17    Pursuant to the Right of First Refusal attached to the Lease, this is a Refusal Notice on Suite _____. The basic terms and conditions are as follows:

LOCATION:	____________________________________________

SIZE:	___________ rentable square feet

BASIC RENT RATE:	Initially, $______ per rentable square foot in the Designated Refusal Space, with _____% annual increases
TERM:
IMPROVEMENTS:
COMMENCEMENT:
PARKING TERMS:
OTHER MATERIAL TERMS:
18    Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within three days after Landlord delivers such Refusal Notice. Accordingly, you have until 5:00 p.m. local time on _______________, 20__, to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Designated Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded.
19    Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Refusal Notice including the inclusion of the Designated Refusal Space in the Premises; provided, however, the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Refusal Space in the Premises in accordance with this Refusal Notice.

DMWEST #36871000 v9    3    PEARL EAST
BOULDER, CO 80301

20    THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (a) DESIGNATING THE “ACCEPTED” BOX, AND (a) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST REFUSAL, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED REFUSAL SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS REFUSAL NOTICE.
21    Should you have any questions, do not hesitate to call.
Sincerely,

By:
Name:
Title:

[please check appropriate box]
ACCEPTED    ☐
REJECTED    ☐
By:

Name:

Title:

Date:
Enclosure [attach depiction of Designated Refusal Space]

DMWEST #36871000 v9    4    PEARL EAST
BOULDER, CO 80301

EXHIBIT J
FORM OF LETTER OF CREDIT
[BANK LETTERHEAD]
________________, 20__
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC
C/O UNICO PROPERTIES LLC
1215 FOURTH AVENUE, SUITE 600
SEATTLE, WA 98161
ATTN: SENIOR VICE PRESIDENT / CFO

APPLICANT:
DICERNA PHARMACEUTICALS, INC
__________________________
__________________________
__________________________

AMOUNT:	US $350,000.00 (THREE HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:        _____________ [ONE YEAR FROM DATE OF ISSUANCE]

PLACE OF EXPIRATION:    ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

LADIES AND GENTLEMEN:
SILICON VALLEY BANK (“BANK”), OF 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CA 95054 HEREBY ISSUES ITS IRREVOCABLE LETTER OF CREDIT IN FAVOR OF WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, A DELAWARE LIMITED LIABILITY COMPANY, (“BENEFICIARY”) FOR THE ACCOUNT OF DICERNA PHARMACEUTICALS, INC., A DELAWARE CORPORATION (“APPLICANT”) UP TO THE AGGREGATE AMOUNT OF $350,000.00, AVAILABLE BY THE DRAFT(S) OF THE BENEFICIARY DRAWN ON THE BANK AT SIGHT ACCOMPANIED BY BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS: “BENEFICIARY IS ENTITLED TO DRAW ON THIS LETTER OF CREDIT UNDER THE TERMS OF THE LEASE AGREEMENT, DATED AS OF AUGUST 26, 2019, BETWEEN THE BENEFICIARY AND APPLICANT.” DRAFTS DRAWN ON THIS STANDBY LETTER OF CREDIT WILL

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BE HONORED WHEN PRESENTED WITH SUCH SIGNED STATEMENT, ALONG WITH THIS ORIGINAL LETTER OF CREDIT AND THE AMENDMENT(S), IF ANY.
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS SHALL BE PERMITTED HEREUNDER.
THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, PAYMENT OF SUCH FEE IS NOT A CONDITION TO TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.
FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- ---- OR (408) --- ----, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST. IN CASE OF FACSIMILE DRAWING, THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.
THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, WHICH IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS. OUR OBLIGATIONS UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT ARE NOT SUBJECT TO ANY CLAIM OR DEFENSE BY REASON OF THE INVALIDITY, ILLEGALITY, OR INABILITY TO ENFORCE ANY OF THE AGREEMENTS SET FORTH IN THE LEASE.
OUR OBLIGATION UNDER THIS LETTER OF CREDIT SHALL BE OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON THE REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.
THIS LETTER OF CREDIT EXPIRES AT 5:00 PM PACIFIC TIME ON ____________ BUT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND A NOTICE TO BENEFICIARY BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR AT SUCH OTHER ADDRESS AS BENEFICIARY MAY SPECIFY BY WRITTEN NOTICE TO BANK BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE BANK’S ABOVE ADDRESS) THAT THIS LETTER OF CREDIT

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WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. A COPY OF SUCH NON-EXTENSION NOTICE SHALL ALSO BE SENT TO WESTERN OFFICE POERTFOLIO PROPERTY OWNER LLC, C/O GOLDMAN SACHS, REALTY MANAGEMENT DIVISION, 2001 ROSS AVENUE, SUITE 2800, DALLAS, TX 75201, ATTN: ASSET MANAGER-PEARL EAST; HOWEVER LACK OF RECEIPT OF SUCH COPY SHALL NOT INVALIDATE OUR NON-EXTENSION NOTICE TO THE BENEFICIARY. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________[ Insert date 120 days following scheduled expiration of Term].
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590, EXCEPT TO THE EXTENT THAT THE TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF ISP98, IN WHICH CASE THE TERMS OF THIS LETTER OF CREDIT SHALL GOVERN.

By:
Name:
Title:

DMWEST #36871000 v9    3    PEARL EAST
BOULDER, CO 80301

EXHIBIT A
LETTER OF CREDIT TRANSFER FORM
[to be attached]

DMWEST #36871000 v9    4    PEARL EAST
BOULDER, CO 80301